Filed Pursuant to Rule 424(b)(3)
Registration No. 333-158733
333-158733-01

POWERSHARES DB COMMODITY INDEX TRACKING FUND

SUPPLEMENT DATED OCTOBER 19, 2009 TO

PROSPECTUS DATED APRIL 23, 2009

This Supplement updates certain information contained in the Prospectus dated April 23, 2009, as supplemented from time-to-time (the “Prospectus”), of PowerShares DB Commodity Index Tracking Fund (the “Fund”) and DB Commodity Index Tracking Master Fund. All capitalized terms used in this Supplement have the same meaning as in the Prospectus.

This Supplement is being filed as a result of changes in regulatory circumstances (the “Changes”) affecting certain of the Index Commodities with respect to the Deutsche Bank Liquid Commodity Index–Optimum Yield Excess Return™ (“DBLCI-OYER™”). Such Changes, in the view of the Index Sponsor, necessitate the replacement of the DBLCI-OYER™.

Because of the Changes, the Index Sponsor has determined that the replacement index should include additional Index Commodities that are not currently part of the DBLCI-OYER™ in order to permit the replacement index to reflect, broadly and in proportion to historical levels, the world’s production and supplies of certain Index Commodities in light of the Changes. The Managing Owner anticipates that the Fund will both replace DBLCI-OYER™ with Deutsche Bank Liquid Commodity Index–Optimum Yield Diversified Excess Return™ and commence tracking Deutsche Bank Liquid Commodity Index–Optimum Yield Diversified Excess Return™ on October 19, 2009. Additional disclosures are being updated and are incidental to the foregoing.

Prospective investors in the Fund should review carefully the contents of both this Supplement and the Prospectus.

* * * * * * * * * * * * * * * * * * *

All information in the Prospectus is restated pursuant to this Supplement, except as updated hereby.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

THE COMMODITY FUTURES TRADING COMMISSION HAS NOT PASSED UPON THE MERITS

OF PARTICIPATING IN THIS POOL NOR HAS THE COMMISSION PASSED UPON THE

ADEQUACY OR ACCURACY OF THIS DISCLOSURE DOCUMENT.

DB COMMODITY SERVICES LLC

Managing Owner

I.	Paragraphs 5 and 6 of the Prospectus cover page are hereby deleted and replaced, in their entirety, with the following:

“DB Commodity Services LLC serves as the Managing Owner, commodity pool operator and commodity trading advisor of each of the Fund and the Master Fund. The Master Fund trades exchange-traded futures on the commodities comprising the Deutsche Bank Liquid Commodity Index–Optimum Yield Diversified Excess Return™, or the Index, with a view to tracking the Index over time. The Fund earns interest income from United States Treasury and other high credit quality short-term fixed income securities.

The Index is intended to reflect the change in market value of certain commodities. The Index Commodities are Light, Sweet Crude Oil (WTI), Heating Oil, RBOB Gasoline, Natural Gas, Brent Crude, Gold, Silver, Aluminum, Zinc, Copper Grade A, Corn, Wheat, Soybeans, and Sugar. The notional amounts of each Index Commodity included in the Index are broadly in proportion to historic levels of the world’s production and stocks of the Index Commodities.”

II.	The Risk Factor that appears as the 6th bullet point of the “Summary — Risk Factors” section set forth on page 3 is hereby deleted and replaced, in its entirety, with the following:

“•	As of the date of this Prospectus, the CFTC and commodity exchange rules impose speculative position limits on market participants trading in nine commodities included in the Index, (light, sweet crude oil, heating oil, natural gas, gold, silver, corn, wheat, soybeans and sugar, or the Affected Index Commodities). Because the Master Fund is subject to position limits, the Fund’s ability to issue new Baskets, or the Master Fund’s ability to reinvest income in additional futures contracts corresponding to the Affected Index Commodities may be limited to the extent that these activities would cause the Master Fund to exceed its applicable position limits. Limiting the size of the Fund may affect the correlation between the price of the Shares, as traded on the NYSE Arca, and the net asset value of the Fund. That is, the inability to create additional Baskets could result in Shares trading at a premium or discount to net asset value of the Fund. If the Managing Owner determines in its commercially reasonable judgment that it has become impracticable or inefficient for any reason for the Master Fund to gain full or partial exposure to any Index Commodity by investing in a specific futures contract that is a part of the Index, the Master Fund may invest in a futures contract referencing the particular Index Commodity other than the specific contract that is a part of the Index or, in the alternative, invest in other futures contracts not based on the particular Index Commodity if, in the commercially reasonable judgment of the Managing Owner, such futures contracts tend to exhibit trading prices that correlate with a futures contract that is a part of the Index.”

III.	The “Summary — Investment Objective” section of the Prospectus set forth on pages 4 through 6 is hereby deleted and replaced, in its entirety, with the following:

“Investment Objective

The Fund and the Master Fund seek to track changes, whether positive or negative, in the level of the Deutsche Bank Liquid Commodity Index–Optimum Yield Diversified Excess Return™, or the Index, over time, plus the excess, if any, of the Master Fund’s interest income from its holdings of United States Treasury and other high credit quality short-term fixed income securities over the expenses of the Fund and the Master Fund. The Shares are designed for investors who want a cost-effective and convenient way to invest in a diversified index of commodity futures.

Advantages of investing in the Shares include:

•

Ease and Flexibility of Investment.    The Shares trade on the NYSE Arca and provide institutional and retail investors with indirect access to commodity futures markets. The Shares may be bought and sold on the NYSE Arca like other exchange-listed securities. Retail investors may purchase and sell Shares through traditional brokerage accounts.

•	Margin. Shares are eligible for margin accounts.

•

Diversification.    The Shares may help to diversify a portfolio because historically the Index has tended to exhibit low to negative correlation with both equities and conventional bonds and positive correlation to inflation.

•

Optimum Yield™.    The Shares seek to follow the Optimum Yield™ version of the Index, which seeks to minimize the effects of negative roll yield that may be experienced by conventional commodities indexes.

•	Transparency. The Shares provide a more direct investment in commodities than mutual funds that invest in commodity-linked notes, which have implicit imbedded costs and credit risk.

Investing in the Shares does not insulate Shareholders from certain risks, including price volatility.

The Fund pursues its investment objective by investing substantially all of its assets in the Master Fund. The Master Fund pursues its investment objective by investing in a portfolio of exchange-traded futures on the commodities comprising the Index, or the Index Commodities. The Index Commodities are Light, Sweet Crude Oil (WTI), Heating Oil, RBOB Gasoline, Natural Gas, Brent Crude, Gold, Silver, Aluminum, Zinc, Copper Grade A, Corn, Wheat, Soybeans, and Sugar. The Index is composed of notional amounts of each of the Index Commodities. The notional amounts of each Index Commodity included in the Index are broadly in proportion to historical levels of the world’s production and supplies of the Index Commodities. The sponsor of the Index, or the Index Sponsor, is Deutsche Bank AG London.

The closing level of the Index is calculated by the Index Sponsor based on the closing price of the futures contracts for each of the Index Commodities and the notional amount of such Index Commodity.

The Index is rebalanced annually in November to ensure that each of the Index Commodities is weighted in the same proportion that such Index Commodities were weighted on September 3, 1997, or the Base Date. The following table reflects the index base weights, or Index Base Weights, of each Index Commodity on the Base Date:

Index Commodity	Index Base Weight (%)
Light, Sweet Crude Oil (WTI)	12.375
Heating Oil	12.375
RBOB Gasoline	12.375
Natural Gas	5.500
Brent Crude	12.375
Gold	8.000
Silver	2.000
Aluminum	4.167
Zinc	4.167
Copper Grade A	4.167
Corn	5.625
Wheat	5.625
Soybeans	5.625
Sugar	5.625

Closing Level on Base Date:	100.00

The Index has been calculated back to the Base Date. On the Base Date, the closing level was 100.

The Index Commodities are traded on the following futures exchanges: Light, Sweet Crude Oil (WTI), Heating Oil, RBOB Gasoline and Natural Gas: New York Mercantile Exchange; Brent Crude: ICE- Futures Europe; Gold and Silver: Commodity Exchange Inc., New York; Aluminum, Zinc and Copper Grade A: The London Metal Exchange Limited; Corn, Wheat and Soybeans: Board of Trade of the City of Chicago Inc; and Sugar: ICE Futures U.S., Inc.

The composition of the Index may be adjusted in the event that the Index Sponsor is not able to calculate the closing prices of the Index Commodities.

The Index includes provisions for the replacement of futures contracts as they approach maturity. This replacement takes place over a period of time in order to lessen the impact on the market for the futures contracts being replaced. With respect to each Index Commodity, the Master Fund employs a rule-based approach when it ‘rolls’ from one futures contract to another. Rather than select a new futures contract based on a predetermined schedule (e.g., monthly), each Index Commodity rolls to the futures contract which generates the best possible ‘implied roll yield.’ The futures contract with a delivery month within the next thirteen months which generates the best possible implied roll yield will be included in the Index. As a result, each Index Commodity is able to potentially maximize the roll benefits in backwardated markets and minimize the losses from rolling in contangoed markets.

In general, as a futures contract approaches its expiration date, its price will move towards the spot price in a contangoed market. Assuming the spot price does not change, this would result in the futures contract price decreasing and a negative implied roll yield. The opposite is true in a backwardated market. Rolling in a contangoed market will tend to cause a drag on an Index Commodity’s contribution to the Fund’s return while rolling in a backwardated market will tend to cause a push on an Index Commodity’s contribution to the Fund’s return.

If the Managing Owner determines in its commercially reasonable judgment that it has become impracticable or inefficient for any reason for the Master Fund to gain full or partial exposure to any Index Commodity by investing in a specific futures contract that is a part of the Index, the Master Fund may invest in a futures contract referencing the particular Index Commodity other than the specific contract that is a part of the Index or, in the alternative, invest in other futures contracts not based on the particular Index Commodity if, in the commercially reasonable judgment of the Managing Owner, such futures contracts tend to exhibit trading prices that correlate with a futures contract that is a part of the Index.

The Index is calculated in USD on both an excess return (unfunded) and total return (funded) basis.

The futures contract price for each Index Commodity will be the exchange closing price for such Index Commodity on each weekday when banks in New York, New York are open, or Index Business Days. If a weekday is not an Exchange Business Day (as defined in the following sentence) but is an Index Business Day, the exchange closing price from the previous Index Business Day will be used for each Index Commodity. “Exchange Business Day” means, in respect of an Index Commodity, a day that is a trading day for such Index Commodity on the relevant exchange (unless either an Index disruption event or force majeure event has occurred).

On the first New York business day, or Verification Date, of each month, each Index Commodity futures contract will be tested in order to determine whether to continue including it in the Index. If the Index Commodity futures contract requires delivery of the underlying commodity in the next month, known as the Delivery Month, a new Index Commodity futures contract will be selected for inclusion in the Index. For example, if the first New York business day is May 1, 2011, and the Delivery Month of the Index Commodity futures contract currently in the Index is June 2011, a new Index Commodity futures contract with a later Delivery Month will be selected.

For each underlying Index Commodity in the Index, the new Index Commodity futures contract selected will be the Index Commodity futures contract with the best possible “implied roll yield” based on the closing price for each eligible Index Commodity futures contract. Eligible Index Commodity futures contracts are any Index Commodity futures contracts having a Delivery Month (i) no sooner than the month after the Delivery Month of the Index Commodity futures contract currently in the Index, and (ii) no later than the 13th month after the Verification Date. For example, if the first New York business day is May 1, 2011 and the Delivery Month of an Index Commodity futures contract currently in the Index is therefore June 2011, the Delivery Month of an eligible new Index Commodity futures contract must be between July 2011 and July 2012. The implied roll yield is then calculated and the futures contract on the Index Commodity with the best possible implied roll yield is then selected. If two futures contracts have the same implied roll yield, the futures contract with the minimum number of months prior to the Delivery Month is selected.

After the futures contract selection, the monthly roll for each Index Commodity subject to a roll in that particular month unwinds the old futures contract and enters a position in the new futures contract. This takes place between the 2nd and 6th Index Business Day of the month.

On each day during the roll period, new notional holdings are calculated. The calculations for the old Index Commodities that are leaving the Index and the new Index Commodities are then calculated.

On all days that are not monthly index roll days, the notional holding of each Index Commodity future remains constant.

The Index is re-weighted on an annual basis on the 6th Index Business Day of each November.

The Index calculation is expressed as the weighted average return of the Index Commodities.

The Master Fund’s portfolio also includes United States Treasury securities and other high credit quality short-term fixed income securities for deposit with the Master Fund’s Commodity Broker as margin. DBLCI™ and Deutsche Bank Liquid Commodity Index™ are trademarks of Deutsche Bank AG and are the subject of Community Trademark Nos. 3055043 and 3054996. Deutsche Bank AG is an affiliate of the Fund, the Master Fund and the Managing Owner. Any use of these marks must be with the consent of or under license from the Index Sponsor. The Fund, Master Fund and the Managing Owner have been licensed to use DBLCI™ and Deutsche Bank Liquid Commodity Index™. The Index Sponsor does not approve, endorse or recommend the Fund, the Master Fund or the Managing Owner.

Under the Trust Declarations of the Fund and the Master Fund, Wilmington Trust Company, the Trustee of the Fund and the Master Fund, has delegated to the Managing Owner the exclusive management and control of all aspects of the business of the Fund and the Master Fund. The Trustee has no duty or liability to supervise or monitor the performance of the Managing Owner, nor does the Trustee have any liability for the acts or omissions of the Managing Owner.

There can be no assurance that the Fund or the Master Fund will achieve its investment objective or avoid substantial losses. The Master Fund has only a limited performance history. The value of the Shares is expected to fluctuate generally in relation to changes in the value of the Master Fund Units.”

IV.	Risk Factors (2) and (3) set forth on pages 17 and 18 of the Prospectus are hereby deleted and replaced, in their entirety, with the following:

“(2)        Net Asset Value May Not Always Correspond to Market Price and, as a Result, Baskets may be Created or Redeemed at a Value that Differs from the Market Price of the Shares.

The net asset value per Share will change as fluctuations occur in the market value of the Master Fund’s portfolio. Investors should be aware that the public trading price of a Basket may be different from the net asset value of a Basket (i.e., 200,000 Shares may trade at a premium over, or a discount to, net asset value of a Basket) and similarly the public trading price per Share may be different from the net asset value per Share. Consequently, an Authorized Participant may be able to create or redeem a Basket at a discount or a premium to the public trading price per Share. This price difference may be due, in large part, to the fact that supply and demand forces at work in the secondary trading market for Shares is closely related, but not identical to, the same forces influencing the prices of the Index Commodities trading individually or in the aggregate at any point in time. Investors also should note that the size of the Fund in terms of total assets held may change substantially over time and from time-to-time as Baskets are created and redeemed.

Authorized Participants or their clients or customers may have an opportunity to realize a riskless profit if they can purchase a Creation Basket at a discount to the public trading price of the Shares or can redeem a Redemption Basket at a premium over the public trading price of the Shares. The Managing Owner expects that the exploitation of such arbitrage opportunities by Authorized Participants and their clients and customers will tend to cause the public trading price to track net asset value per Share closely over time.

The value of a Share may be influenced by non-concurrent trading hours between the NYSE Arca and the various futures exchanges on which the Index Commodities are traded. While the Shares trade on the NYSE Arca from 9:30 a.m. to 4:00 p.m. Eastern Standard Time, the below table lists the trading hours for each of the Index Commodities which trades on the futures exchange set forth in the table:

Index Commodity	Exchange[1]	Trading Hours[2]
Corn Soybeans Wheat	CBOT	10:30 am – 2:15 pm
Sugar #11	ICE US	3:30 am – 2:00 pm
Aluminum	LME	6:55 am – 7:00 am 7:55 am – 8:00 am 8:20 am – 9:45 am 10:15 am – 10:20 am 10:55 am – 11:00 am 11:15 am – 12:00 pm
Copper – Grade A	LME	7:00 am – 7:05 am 7:30 am – 7:35 am 8:20 am – 9:45 am 10:10 am – 10:15 am 10:50 am – 10:55 am 11:15 am – 12:00 pm
Zinc	LME	7:10 am – 7:15 am 7:50 am – 7:55 am 8:20 am – 9:45 am 10:05 am – 10:10 am 10:45 am – 10:50 am 11:15 am – 12:00 pm
Light, Sweet Crude Oil (WTI) Heating Oil Natural Gas RBOB	NYMEX	9:00 am – 2:30 pm
Brent Crude Oil	ICE EUR	8:00 pm – 6:00 pm3
Silver	COMEX	9:00 am – 2:30 pm
Gold	COMEX	8:20 am – 1:30 pm

1 Legend.

“CBOT” means the Board of Trade of the City of Chicago Inc., or its successor.

“ICE US” means ICE Futures U.S., Inc. or its successor (formerly traded on NYBOT, or Board of Trade of the City of New York, Inc. or its successor.)

“LME” means The London Metal Exchange Limited or its successor.

“NYMEX” means the New York Mercantile Exchange or its successor.

“ICE EUR” means ICE Futures Europe, or its successor.

“COMEX” means the Commodity Exchange Inc., New York or its successor.

2  All trading hours are as of Eastern Standard Time. All trading occurs on Monday – Friday, unless otherwise specified.

3  Trading occurs on Sunday – Friday and ends on the next day.

For example, while the Shares trade on the NYSE Arca until 4:00 p.m. Eastern Standard Time, liquidity in the global gold market will be reduced after the close of the COMEX division of the New York Mercantile Exchange at 1:30 p.m. Eastern Standard Time. As a result, during periods when the NYSE Arca is open and the futures exchanges on which the Index Commodities are traded are closed, trading spreads and the resulting premium or discount on the Shares may widen and, therefore, increase the difference between the price of the Shares and the net asset value of the Shares.

(3)        Regulatory and Exchange Position Limits and Other Rules May Restrict the Creation of Baskets and the Operation of the Master Fund.

CFTC and commodity exchange rules impose speculative position limits on market participants, including the Master Fund, trading in certain commodities. These position limits prohibit any person from holding a position of more than a specific number of such futures contracts.

The Index is composed of 14 Index Commodities, of which 9 Index Commodities are subject to speculative position limits imposed by either the CFTC or the rules of the futures exchanges on which the futures contracts for the applicable Index Commodities are traded. The purposes of speculative position limits are to diminish, eliminate or prevent sudden or unreasonable fluctuations or unwarranted changes in the prices of futures contracts. Currently, speculative position limits (i) for corn, oats, wheat, soybean, soybean oil and cotton are determined by the CFTC and (ii) for all other commodities are determined by the futures exchanges. Generally, speculative position limits in the physical delivery markets are set at a stricter level during the spot month, when the futures contract matures and becomes deliverable, versus the limits set for all other months. Subject to any relevant exemptions, traders, such as the Master Fund, may not exceed speculative position limits, either individually, or in the aggregate with other persons with whom they are under common control or ownership. If the Managing Owner determines that the Master Fund’s trading may be approaching any of these speculative position limits, the Master Fund may reduce its trading in that commodity or trade in other commodities or instruments that the Index Sponsor determines comply with the rules and goals of the Index. Below is a chart that sets forth certain relevant information, including current speculative position limits for each Affected Index Commodity that any person may hold, separately or in combination, net long or net short, for the purchase or sale of any commodity futures contract or, on a futures-equivalent basis, options thereon. Speculative position limit levels are subject to change by the CFTC or the relevant exchanges.

Affected Index Commodity	Exchange (Symbol)[1]	Exchange Position Limits
Corn	CBOT (C)	600 – Spot Month 13,500 – Single Month 22,000 – All Months Combined
Soybeans	CBOT (S)	600 – Spot Month 6,500 – Single Month 10,000 – All Months Combined
Wheat	CBOT (W)

600 – Spot Month

5,000 – Single Month. Additional futures contracts may be held outside of the spot month as part of futures/futures spreads within a crop year provided that the total of such positions, when combined with outright positions, does not exceed the all months combined limit.

6,500 – All Months Combined

Sugar #11	ICE US (SB)	5,000 – Spot Month
Light, Sweet Crude Oil	NYMEX (CL)	10,000 – Single Month 20,000 – All Months Combined But not to exceed 3,000 contracts in the last three days of trading in the spot month
Heating Oil	NYMEX (HO)	7,000 – All Months Combined But not to exceed 1,000 in the last three days of trading in the spot month.
Natural Gas	NYMEX (NG)	12,000 – Single Month 12,000 – All Months Combined But not to exceed 1,000 in the last three days of trading in the spot month.
Silver	COMEX (SI)	1,500 – Spot Month 6,000 – Single Month 6,000 – All Months Combined
Gold	COMEX (GC)	3,000 – Spot Month 6,000 – Single Month 6,000 – All Months Combined

1 Legend.

“CBOT” means the Board of Trade of the City of Chicago Inc., or its successor.

“ICE US” means ICE Futures U.S., Inc. or its successor.

“NYMEX” means the New York Mercantile Exchange or its successor.

“LME” means The London Metal Exchange Limited or its successor.

“COMEX” means the Commodity Exchange Inc., New York or its successor.

Because the Master Fund is subject to position limits and, consequently, the Fund’s ability to issue new Baskets, or the Master Fund’s ability to reinvest income in additional futures contracts corresponding to the Affected Index Commodities may be limited to the extent these activities would cause the Master Fund to exceed its applicable position limits. Limiting the size of the Fund may affect the correlation between the price of the Shares, as traded on the NYSE Arca, and the net asset value of the Fund. That is, the inability to create additional Baskets could result in Shares trading at a premium or discount to net asset value of the Fund.

It is possible that in the future, the CFTC may propose new rules with respect to position limits in agricultural, energy and any other commodities for traders engaged in indexed-based trading, such as the trading engaged in by the Master Fund. Depending on the outcome of any future CFTC rulemaking, the rules concerning position limits may be amended in a manner that is either detrimental or favorable to the Fund. For example, if the amended rules are detrimental to the Master Fund, the Fund’s ability to issue new Baskets, or the Master Fund’s ability to reinvest income in additional futures contracts corresponding to the Affected Index Commodities, may be limited to the extent these activities would cause the Master Fund to exceed the applicable position limits. Limiting the size of the Fund may affect the correlation between the price of the Shares of the Fund, as traded on the NYSE Arca, and the net asset value of the Fund. That is, the inability to create additional Baskets could result in Shares in the Fund trading at a premium or discount to net asset value of the Fund.”

V.	Risk Factor (9) set forth on page 19 of the Prospectus is hereby deleted and replaced, in its entirety, with the following:

“(9)        As the Managing Owner and its Principals have Been Operating Investment Vehicles like the Fund or the Master Fund Since January 2006, their Experience may be Inadequate or Unsuitable to Manage the Fund or the Master Fund.

The Managing Owner was formed to be the managing owner of investment vehicles such as the Fund and the Master Fund and has been managing such investment vehicles since January 2006. The past performances of the Managing Owner’s management of other commodity pools are no indication of its ability to manage an investment vehicle such as the Fund or the Master Fund. If the experience of the Managing Owner and its principals is not adequate or suitable to manage an investment vehicle such as the Fund and the Master Fund, the operations of the Fund and the Master Fund may be adversely affected.”

VI.	Risk Factors (11) and (12) set forth on page 20 of the Prospectus are hereby deleted and replaced, in their entirety, with the following:

“(11)        Fewer Representative Commodities May Result In Greater Index Volatility.

The Index Commodities are Light, Sweet Crude Oil (WTI), Heating Oil, RBOB Gasoline, Natural Gas, Brent Crude, Gold, Silver, Aluminum, Zinc, Copper Grade A, Corn, Wheat, Soybeans, and Sugar. Accordingly, the Index is concentrated in terms of the number of commodities represented. You should be aware that other commodities indexes are more diversified in terms of both the number and variety of commodities included. Concentration in fewer commodities may result in a greater degree of volatility in the Index and the net asset value of the Fund and the Master Fund which track the Index under specific market conditions and over time.

(12)        Price Volatility May Possibly Cause the Total Loss of Your Investment.

Futures contracts have a high degree of price variability and are subject to occasional rapid and substantial changes. Consequently, you could lose all or substantially all of your investment in the Fund.

The following table reflects various measures of volatility* of the Index as calculated on an excess return basis:

Volatility Type	Volatility
Daily volatility over full history	34.23%
Average rolling 3 month daily volatility	20.07%
Monthly return volatility	19.24%
Average annual volatility	22.51%

The following table reflects the daily volatility on an annual basis of the Index:

Year	Daily Volatility
1997**	8.07%
1998	11.08%
1999	12.78%
2000	14.74%
2001	13.40%
2002	12.37%
2003	13.74%
2004	15.93%
2005	14.71%
2006	16.30%
2007	106.39%
2008	28.39%
2009***	23.91%

*Volatility, for these purposes, means the following:

Daily Volatility: The relative rate at which the price of the Index moves up and down, found by calculating the annualized standard deviation of the daily change in price.

Monthly Return Volatility: The relative rate at which the price of the Index moves up and down, found by calculating the annualized standard deviation of the monthly change in price.

Average Annual Volatility: The average of yearly volatilities for a given sample period. The yearly volatility is the relative rate at which the price of the Index moves up and down, found by calculating the annualized standard deviation of the daily change in price for each business day in the given year.

**As of September 3, 1997.

*** As of August 31, 2009.

Past Index results are not necessarily indicative of future changes, positive or negative, in the Index levels.”

VII.	Risk Factor (32) set forth on pages 24 and 25 of the Prospectus is hereby deleted and replaced, in its entirety, with the following:

“(32)        “Backwardation” or “Contango” in the Market Prices of the Index Commodities Will Affect the Value of Your Shares.

As the futures contracts that underlie the Index near expiration, they are replaced by contracts that have a later expiration. Thus, for example, a contract purchased and held in August 2011 may specify an October 2011 expiration. As that contract nears expiration, it may be replaced by selling the October 2011 contract and purchasing the contract expiring in December 2011. This process is referred to as “rolling.” Historically, the prices of Light, Sweet Crude Oil and Heating Oil have frequently been higher for contracts with shorter-term expirations than for contracts with longer-term expirations, which is referred to as “backwardation.” In these circumstances, absent other factors, the sale of the October 2011 contract would take place at a price that is higher than the price at which the December 2011 contract is purchased, thereby creating a gain in connection with rolling. While Light, Sweet Crude Oil and Heating Oil have historically exhibited consistent periods of backwardation, backwardation will likely not exist in these markets at all times. The absence of backwardation in Light, Sweet Crude Oil and Heating Oil will adversely affect the value of the Index and, accordingly, decrease the value of your Shares.

Conversely, certain of the Index Commodities historically exhibit “contango” markets rather than backwardation. Contango markets are those in which the prices of contracts are higher in the distant delivery months than in the nearer delivery months due to the costs of long-term storage of a physical commodity prior to delivery or other factors. Although certain of the Index Commodities may have historically exhibited consistent periods of contango, contango will likely not exist in these markets at all times. Contango in certain of the Index Commodities will adversely affect the value of the Index and, accordingly, decrease the value of your Shares.

Although the roll method of the Index may minimize the roll losses due to contango and may maximize the roll benefits due to backwardation, there can be no assurance that this outcome will occur.”

VIII.	The “Investment Objective” sub-section of the “Investment Objective” section set forth on pages 25 through 27 of Prospectus is hereby deleted and replaced, in its entirety, with the following:

“Investment Objective

The Fund and the Master Fund seek to track changes, whether positive or negative, in the level of the Deutsche Bank Liquid Commodity Index–Optimum Yield Diversified Excess Return™, or the Index, over time, plus the excess, if any, of the Master Fund’s interest income from its holdings of United States Treasury and other high credit quality short-term fixed income securities over the expenses of the Fund and the Master Fund. The Shares are designed for investors who want a cost-effective and convenient way to invest in a diversified index of commodity futures.

Advantages of investing in the Shares include:

•

Ease and Flexibility of Investment.    The Shares trade on the NYSE Arca and provide institutional and retail investors with indirect access to commodity futures markets. The Shares may be bought and sold on the NYSE Arca like other exchange-listed securities. Retail investors may purchase and sell Shares through traditional brokerage accounts.

•	Margin. Shares are eligible for margin accounts.

•

Diversification.    The Shares may help to diversify a portfolio because historically the Index has tended to exhibit low to negative correlation with both equities and conventional bonds and positive correlation to inflation.

•

Optimum Yield™.    The Shares seek to follow the Optimum Yield™ version of the Index, which seeks to minimize the effects of negative roll yield that may be experienced by conventional commodities indexes.

•	Transparency. The Shares provide a more direct investment in commodities than mutual funds that invest in commodity-linked notes, which have implicit imbedded costs and credit risk.

Investing in the Shares does not insulate Shareholders from certain risks, including price volatility.

The Fund pursues its investment objective by investing substantially all of its assets in the Master Fund. The Master Fund pursues its investment objective by investing in a portfolio of exchange-traded futures on the commodities comprising the Index, or the Index Commodities. The Index Commodities are Light, Sweet Crude Oil (WTI), Heating Oil, RBOB Gasoline, Natural Gas, Brent Crude, Gold, Silver, Aluminum, Zinc, Copper Grade A, Corn, Wheat, Soybeans, and Sugar. The Index is composed of notional amounts of each of the Index Commodities. The notional amounts of each Index Commodity included in the Index are broadly in proportion to historic levels of the world’s production and stocks of the Index

Commodities. The Master Fund’s portfolio also includes United States Treasury securities and other high credit quality short-term fixed income securities for deposit with the Master Fund’s Commodity Broker as margin. The sponsor of the Index, or the Index Sponsor, is Deutsche Bank AG London. DBLCI™ and Deutsche Bank Liquid Commodity Index™ are trademarks of Deutsche Bank AG and are the subject of Community Trademark Nos. 3055043 and 3054996. Deutsche Bank AG is an affiliate of the Fund, the Master Fund and the Managing Owner.

Under the Trust Declarations of the Fund and the Master Fund, Wilmington Trust Company, the Trustee of the Fund and the Master Fund, has delegated to the Managing Owner the exclusive management and control of all aspects of the business of the Fund and the Master Fund. The Trustee will have no duty or liability to supervise or monitor the performance of the Managing Owner, nor will the Trustee have any liability for the acts or omissions of the Managing Owner.

The Index Sponsor publishes the closing level of the Index daily. The Managing Owner publishes the net asset value of the Fund and the net asset value per Share daily. Additionally, the Index Sponsor publishes the intra-day Index level, and the Managing Owner publishes the indicative value per Share of the Fund (quoted in U.S. dollars) once every fifteen seconds throughout each trading day. All of the foregoing information is published as follows:

The intra-day level of the Index (symbol: DBLCIX) and the intra-day indicative value per Share of the Fund (symbol: DBCIIV) (each quoted in U.S. dollars) are published once every fifteen seconds throughout each trading day on the consolidated tape, Reuters and/or Bloomberg and on the Managing Owner’s website at http://www.dbfunds.db.com, or any successor thereto.

The current trading price per Share (symbol: DBC) (quoted in U.S. dollars) is published continuously as trades occur throughout each trading day on the consolidated tape, Reuters and/or Bloomberg and on the Managing Owner’s website at http://www.dbfunds.db.com, or any successor thereto.

The most recent end-of-day Index closing level (symbol: DBLCIX) is published as of the close of business for the NYSE Arca each trading day on the consolidated tape, Reuters and/or Bloomberg and on the Managing Owner’s website at http://www.dbfunds.db.com, or any successor thereto.

The most recent end-of-day net asset value of the Fund (symbol: DBCNAV) is published as of the close of business on Reuters and/or Bloomberg and on the Managing Owner’s website at http://www.dbfunds.db.com, or any successor thereto. In addition, the most recent end-of-day net asset value of the Fund (symbol: DBCNAV) is published the following morning on the consolidated tape.

All of the foregoing information with respect to the Index is also published at https://index.db.com.

The Index Sponsor will publish any adjustments made to the Index on the Managing Owner’s website at http://www.dbfunds.db.com and https://index.db.com, or any successor thereto.

The Index Sponsor obtains information for inclusion in, or for use in the calculation of, the Index from sources the Index Sponsor considers reliable. None of the Index Sponsor, the Managing Owner, the Fund, the Master Fund or any of their respective affiliates accepts responsibility for or guarantees the accuracy and/or completeness of the Index or any data included in the Index.

The intra-day indicative value per Share of the Fund is based on the prior day’s final net asset value, adjusted four times per minute throughout the day to reflect the continuous price changes of the Master Fund’s futures positions. The final net asset value of the Fund and the final net asset value per Share is calculated as of the closing time of the NYSE Arca or the last to close of the exchanges on which the Index Commodities are traded, whichever is later, and posted in the same manner. Although a time gap may exist between the close of the NYSE Arca and the close of the exchanges on which the Index Commodities are traded, there is no effect on the net asset value calculations as a result. The Shares are intended to provide investment results that generally correspond to the changes, positive or negative, in the levels of the Index over time. The value of the Shares is expected to fluctuate in relation to changes in the value of the Master Fund’s portfolio. The market price of the Shares may not be identical to the net asset value per Share, but these two valuations are expected to be very close. See “The Risks You Face – (2) Net Asset Value May Not Always Correspond to Market Price and, as a Result, Baskets may be Created or Redeemed at a Value that Differs from the Market Price of the Shares.”

If the Managing Owner determines in its commercially reasonable judgment that it has become impracticable or inefficient for any reason for the Master Fund to gain full or partial exposure to any Index Commodity by investing in a specific futures contract that is a part of the Index, the Master Fund may invest in a futures contract referencing the particular Index Commodity other than the specific contract that is a part of the Index or, in the alternative, invest in other futures contracts not based on the particular Index Commodity if, in the commercially reasonable judgment of the Managing Owner, such futures contracts tend to exhibit trading prices that correlate with a futures contract that is a part of the Index.

There can be no assurance that the Fund or the Master Fund will achieve its investment objective or avoid substantial losses. The Master Fund has only a limited performance history. The value of the Shares is expected to fluctuate generally in relation to changes in the value of the Master Fund Units.”

IX.	The Sections “Performance of PowerShares DB Commodity Index Tracking Fund (Ticker: DBC)”, “Description of the Deutsche Bank Liquid Commodity Index–Optimum Yield Diversified Excess Return™” and “Performance of Commodity Pools Operated by the Managing Owner and its Affiliates” set forth on pages 28, 29 through 43, and 44 through 49, respectively, of the Prospectus are hereby deleted and replaced, in their entirety, with the following:

“PERFORMANCE OF POWERSHARES DB COMMODITY INDEX TRACKING FUND (TICKER: DBC)

Name of Pool: PowerShares DB Commodity Index Tracking Fund

Type of Pool: Public, Exchange-Listed Commodity Pool

Inception of Trading: February 2006

Aggregate Gross Capital Subscriptions as of August 31, 2009: $4,778,175,938

Net Asset Value as of August 31, 2009: $3,494,079,165

Net Asset Value per Share as of August 31, 2009: $22.26

Worst Monthly Drawdown: (23.77)% October 2008

Worst Peak-to-Valley Drawdown: (57.34)% June 2008 – February 2009

Monthly Rate of Return	2009(%)	2008(%)	2007(%)	2006(%)
January	(5.18)	3.24	(2.36)	—
February	(5.61)	11.21	5.30	(4.66)
March	5.32	(0.61)	0.67	3.63
April	(1.54)	4.46	0.55	6.51
May	16.50	8.32	(0.51)	(0.42)
June	(3.02)	10.64	1.22	(0.29)
July	2.58	(10.61)	1.94	1.65
August	(3.39)	(5.97)	(2.21)	(2.71)
September		(11.01)	8.58	(4.54)
October		(23.77)	8.58	1.21
November		(10.38)	0.26	6.40
December		(6.71)[6]	3.76[7]	(4.70)[8]
Compound Rate of Return	3.92% (8 months)	(31.91)%	28.15%	1.23% (11 months)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Footnotes to Performance Information

1.	“Aggregate Gross Capital Subscriptions” is the aggregate of all amounts ever contributed to the pool, including investors who subsequently redeemed their investments.
2.	“Net Asset Value” is the net asset value of the pool as of August 31, 2009.
3.	“Net Asset Value per Share” is the Net Asset Value of the pool divided by the total number of Shares outstanding as of August 31, 2009.
4.

“Worst Monthly Drawdown” is the largest single month loss sustained since inception of trading. “Drawdown” as used in this section of the Prospectus means losses experienced by the relevant pool over the specified period and is calculated on a rate of return basis, i.e., dividing net performance by beginning equity. “Drawdown” is measured on the basis of monthly returns only, and does not reflect intra-month figures. “Month” is the month of the Worst Monthly Drawdown.

5.	The Worst Peak-to-Valley Drawdown from June 2008 – February 2009 includes the effect of the $0.34 per Share distribution made to Shareholders of record as of December 17, 2008. “Worst Peak-to-Valley Drawdown” is the largest percentage decline in the Net Asset Value per Share over the history of the pool. This need not be a continuous decline, but can be a series of positive and negative returns where the negative returns are larger than the positive returns. “Worst Peak-to-Valley Drawdown” represents the greatest percentage decline from any month-end Net Asset Value per Share that occurs without such month-end Net Asset Value per Share being equaled or exceeded as of a subsequent month-end. For example, if the Net Asset Value per Share of a particular pool declined by $1 in each of January and February, increased by $1 in March and declined again by $2 in April, a “peak-to-valley drawdown” analysis conducted as of the end of April would consider that “drawdown” to be still continuing and to be $3 in amount, whereas if the Net Asset Value per Share had increased by $2 in March, the January-February drawdown would have ended as of the end of February at the $2 level.
6.	The December 2008 return of (6.71)% includes the $0.34 per Share distribution made to Shareholders of record as of December 17, 2008. Prior to the December 30, 2008 distribution, the pool’s return for December 2008 was (5.23)%.
7.	The December 2007 return of 3.76% includes the $0.76 per Share distribution made to Shareholders of record as of December 19, 2007. Prior to the December 28, 2007 distribution, the pool’s return for December 2007 was 6.23%.
8.	The December 2006 return of (4.70)% includes the $0.61 per Share distribution made to Shareholders of record as of December 20, 2006. Prior to the December 29, 2006 distribution, the pool’s return for December 2006 was (2.33)%.
9.	“Compound Rate of Return” is based on an initial net asset value per share of $24.25 and is calculated by multiplying on a compound basis each of the monthly rates of return set forth in the chart above and not by adding or averaging such monthly rates of return. For periods of less than one year, the results are year-to-date.

DESCRIPTION OF THE

DEUTSCHE BANK LIQUID COMMODITY INDEX–OPTIMUM YIELD DIVERSIFIED EXCESS

RETURN™

DBLCI™ and Deutsche Bank Liquid Commodity Index™ are trademarks of the Index Sponsor and are the subject of Community Trademark Nos. 3055043 and 3054996. Any use of these marks must be with the consent of or under license from the Index Sponsor. The Fund, Master Fund and the Managing Owner have been licensed to use DBLCI™ and Deutsche Bank Liquid Commodity Index™. The Index Sponsor does not approve, endorse or recommend the Fund, the Master Fund or the Managing Owner.

General

The Deutsche Bank Liquid Commodity Index–Optimum Yield Diversified Excess Return™, or the Index, is intended to reflect the changes in market value, positive or negative, of certain commodities. The Index is (i) calculated on an excess return, or unfunded basis and (ii) rolled in a manner which is aimed at potentially maximizing the roll benefits in backwardated markets and minimizing the losses from rolling in contangoed markets. The commodities comprising the Index are Light, Sweet Crude Oil (WTI), Heating Oil, RBOB Gasoline, Natural Gas, Brent Crude, Gold, Silver, Aluminum, Zinc, Copper Grade A, Corn, Wheat, Soybeans, and Sugar, each of which we call an Index Commodity. The sponsor of the Index is Deutsche Bank AG London, the Index Sponsor.

Index Composition

The Index is composed of notional amounts of each of the Index Commodities. The notional amounts of each Index Commodity included in the Index are broadly in proportion to historical levels of the world’s production and supplies of the Index Commodities. The closing level of the Index is calculated on each business day by the Index Sponsor based on the closing price of the futures contracts for each of the Index Commodities and the notional amount of such Index Commodity.

The Index is rebalanced annually in November to ensure that each of the Index Commodities is weighted in the same proportion that such Index Commodities were weighted on September 3, 1997, or the Base Date. The following table reflects the index base weights, or Index Base Weights, of each Index Commodity on the Base Date:

Index Commodity	Index Base Weight (%)
Light, Sweet Crude Oil (WTI)	12.375
Heating Oil	12.375
RBOB Gasoline	12.375
Natural Gas	5.500
Brent Crude	12.375
Gold	8.000
Silver	2.000
Aluminum	4.167
Zinc	4.167
Copper Grade A	4.167
Corn	5.625
Wheat	5.625
Soybeans	5.625
Sugar	5.625

Closing Level on Base Date:	100.00

The Index has been calculated back to the Base Date. On the Base Date, the closing level was 100.

The Index Commodities are traded on the following futures exchanges: Light, Sweet Crude Oil (WTI), Heating Oil, RBOB Gasoline and Natural Gas: New York Mercantile Exchange; Brent Crude: ICE- Futures Europe; Gold and Silver: Commodity Exchange Inc., New York; Aluminum, Zinc and Copper Grade A: The London Metal Exchange Limited; Corn, Wheat and Soybeans: Board of Trade of the City of Chicago Inc; and Sugar: ICE Futures U.S., Inc.

The composition of the Index may be adjusted in the event that the Index Sponsor is not able to calculate the closing prices of the Index Commodities.

The Index includes provisions for the replacement of futures contracts as they approach maturity. This replacement takes place over a period of time in order to lessen the impact on the market for the futures contracts being replaced. With respect to each Index Commodity, the Master Fund employs a rule-based approach when it ‘rolls’ from one futures contract to another. Rather than select a new futures contract based on a predetermined schedule (e.g., monthly), each Index Commodity rolls to the futures contract which generates the best possible ‘implied roll yield.’ The futures contract with a delivery month within the next thirteen months which generates the best possible implied roll yield will be included in the Index. As a result, each Index Commodity is able to potentially maximize the roll benefits in backwardated markets and minimize the losses from rolling in contangoed markets.

In general, as a futures contract approaches its expiration date, its price will move towards the spot price in a contangoed market. Assuming the spot price does not change, this would result in the futures contract price decreasing and a negative implied roll yield. The opposite is true in a backwardated market. Rolling in a contangoed market will tend to cause a drag on an Index Commodity’s contribution to the Fund’s return while rolling in a backwardated market will tend to cause a push on an Index Commodity’s contribution to the Fund’s return.

If the Managing Owner determines in its commercially reasonable judgment that it has become impracticable or inefficient for any reason for the Master Fund to gain full or partial exposure to any Index Commodity by investing in a specific futures contract that is a part of the Index, the Master Fund may invest in a futures contract referencing the particular Index Commodity other than the specific contract that is a part of the Index or, in the alternative, invest in other futures contracts not based on the particular Index Commodity if, in the commercially reasonable judgment of the Managing Owner, such futures contracts tend to exhibit trading prices that correlate with a futures contract that is a part of the Index.

The Index is calculated in USD on both an excess return (unfunded) and total return (funded) basis.

The futures contract price for each Index Commodity will be the exchange closing prices for such Index Commodity on each weekday when banks in New York, New York are open, or Index Business Days. If a weekday is not an Exchange Business Day (as defined in the following sentence) but is an Index Business Day, the exchange closing price from the previous Index Business Day will be used for each Index Commodity. “Exchange Business Day” means, in respect of an Index Commodity, a day that is a trading day for such Index Commodity on the relevant exchange (unless either an Index disruption event or force majeure event has occurred).

On the first New York business day, or Verification Date, of each month, each Index Commodity futures contract will be tested in order to determine whether to continue including it in the Index. If the Index Commodity futures contract requires delivery of the underlying commodity in the next month, known as the Delivery Month, a new Index Commodity futures contract will be selected for inclusion in the Index. For example, if the first New York business day is May 1, 2011, and the Delivery Month of the Index Commodity futures contract currently in the Index is June 2011, a new Index Commodity futures contract with a later Delivery Month will be selected.

For each underlying Index Commodity in the Index, the new Index Commodity futures contract selected will be the Index Commodity futures contract with the best possible “implied roll yield” based on the closing price for each eligible Index Commodity futures contract. Eligible Index Commodity futures contracts are any Index Commodity futures contracts having a Delivery Month (i) no sooner than the month after the Delivery Month of the Index Commodity futures contract currently in the Index, and (ii) no later than the 13th month after the Verification Date. For example, if the first New York business day is May 1, 2011 and the Delivery Month of an Index Commodity futures contract currently in the Index is therefore June 2011, the Delivery Month of an eligible new Index Commodity futures contract must be between July 2011 and July 2012. The implied roll yield is then calculated and the futures contract on the Index Commodity with the best possible implied roll yield is then selected. If two futures contracts have the same implied roll yield, the futures contract with the minimum number of months prior to the Delivery Month is selected.

After the futures contract selection, the monthly roll for each Index Commodity subject to a roll in that particular month unwinds the old futures contract and enters a position in the new futures contract. This takes place between the 2nd and 6th Index Business Day of the month.

On each day during the roll period, new notional holdings are calculated. The calculations for the old Index Commodities that are leaving the Index and the new Index Commodities are then calculated.

On all days that are not monthly index roll days, the notional holdings of each Index Commodity future remains constant.

The Index is re-weighted on an annual basis on the 6th Index Business Day of each November.

The Index calculation is expressed as the weighted average return of the Index Commodities.

Change in the Methodology of the Index

The Index Sponsor will employ the methodology described above and its application of such methodology shall be conclusive and binding. While the Index Sponsor currently employs the above described methodology to calculate the Index, no assurance can be given that fiscal, market, regulatory, juridical or financial circumstances (including, but not limited to, any changes to or any suspension or termination of or any other events affecting any Index Commodity or a futures contract) will not arise that would, in the view of the Index Sponsor, necessitate a modification of or change to such methodology and in such circumstances the Index Sponsor may make any such modification or change as it determines appropriate. The Index Sponsor may also make modifications to the terms of the Index in any manner that it may deem necessary or desirable, including (without limitation) to correct any manifest or proven error or to cure, correct or supplement any defective provision of the Index. The Index Sponsor will publish notice of any such modification or change and the effective date thereof as set forth below.

Publication of Closing Levels and Adjustments

In order to calculate the indicative Index level, the Index Sponsor polls Reuters every 15 seconds to determine the real time price of each underlying futures contract with respect to each Index Commodity of the Index. The Index Sponsor then applies a set of rules to these values to create the indicative level of the Index. These rules are consistent with the rules which the Index Sponsor applies at the end of each trading day to calculate the closing level of the Index. A similar polling process is applied to the U.S. Treasury bills to determine the indicative value of the U.S. Treasury bills held by the Fund every 15 seconds throughout the trading day.

The intra-day indicative value per Share of the Fund is calculated by adding the intra-day U.S. Treasury bills level plus the intra-day Index level which will then be applied to the last published net asset value of the Fund, less accrued fees.

The Index Sponsor publishes the closing level of the Index daily. The Managing Owner publishes the net asset value of the Fund and the net asset value per Share daily. Additionally, the Index Sponsor publishes the intra-day Index level, and the Managing Owner publishes the indicative value per Share of the Fund (quoted in U.S. dollars) once every fifteen seconds throughout each trading day. All of the foregoing information is published as follows:

The intra-day level of the Index (symbol: DBLCIX) and the intra-day indicative value per Share of the Fund (symbol: DBCIIV) (each quoted in U.S. dollars) are published once every fifteen seconds throughout each trading day on the consolidated tape, Reuters and/or Bloomberg and on the Managing Owner’s website at http://www.dbfunds.db.com, or any successor thereto.

The current trading price per Share (symbol: DBC) (quoted in U.S. dollars) is published continuously as trades occur throughout each trading day on the consolidated tape, Reuters and/or Bloomberg and on the Managing Owner’s website at http://www.dbfunds.db.com, or any successor thereto.

The most recent end-of-day Index closing level (symbol: DBLCIX) is published as of the close of the NYSE Arca each trading day on the consolidated tape, Reuters and/or Bloomberg and on the Managing Owner’s website at http://www.dbfunds.db.com, or any successor thereto.

The most recent end-of-day net asset value of the Fund (symbol: DBCNAV) is published as of the close of business on Reuters and/or Bloomberg and on the Managing Owner’s website at http://www.dbfunds.db.com, or any successor thereto. In addition, the most recent end-of-day net asset value of the Fund (symbol: DBCNAV) is published the following morning on the consolidated tape.

All of the foregoing information with respect to the Index is also published at https://index.db.com.

The Index Sponsor will publish any adjustments made to the Index on the Managing Owner’s website at http://www.dbfunds.db.com and https://index.db.com, or any successor thereto.

The Index Sponsor obtains information for inclusion in, or for use in the calculation of, the Index from sources the Index Sponsor considers reliable. None of the Index Sponsor, the Managing Owner, the Fund, the Master Fund or any of their respective affiliates accepts responsibility for or guarantees the accuracy and/or completeness of the Index or any data included in the Index.

Interruption of Index Calculation

Calculation of the Index may not be possible or feasible under certain events or circumstances, including, without limitation, a systems failure, natural or man-made disaster, act of God, armed conflict, act of terrorism, riot or labor disruption or any similar intervening circumstance, that is beyond the reasonable control of the Index Sponsor and that the Index Sponsor determines affects the Index or any Index Commodity. Upon the occurrence of such force majeure events, the Index Sponsor may, in its discretion, elect one (or more) of the following options:

•	make such determinations and/or adjustments to the terms of the Index as it considers appropriate to determine any closing level on any such appropriate Index business day; and/or

•	defer publication of the information relating to the Index until the next Index business day on which it determines that no force majeure event exists; and/or

•	permanently cancel publication of the information relating to the Index.

Additionally, calculation of the Index may also be disrupted by an event that would require the Index Sponsor to calculate the closing price in respect of the relevant Index Commodity on an alternative basis were such event to occur or exist on a day that is a trading day for such Index Commodity on the relevant exchange. If such an Index disruption event in relation to an Index Commodity as described in the prior sentence occurs and continues for a period of five successive trading days for such Index Commodity on the relevant exchange, the Index Sponsor will, in its discretion, either

•	continue to calculate the relevant closing price for a further period of five successive trading days for such Index Commodity on the relevant exchange or

•

if such period extends beyond the five successive trading days, the Index Sponsor may elect to replace the exchange traded instrument with respect to a specific Index Commodity and shall make all necessary adjustments to the methodology and calculation of the Index as it deems appropriate.

Historical Closing Levels

Set out below are certain closing levels back-calculated to the Base Date.

The following Closing Level Tables start from September 3, 1997 and reflect both the high and low values of the Index. Since January 2007, the historic data with respect to the closing prices of futures contracts of each of the Index Commodities originated from the exchanges where each underlying futures contract with respect to each Index Commodity was listed. The Index Sponsor has not independently verified the information extracted from these source(s). Prior to January 2007, publicly available information from Logical Information Machines (http://www.lim.com), Bloomberg, and Reuters was used to obtain the closing prices of the futures contracts of each of the Index Commodities. The Index calculation methodology and commodity futures contracts selection is the same before and after January 2007. Bloomberg and Reuters are the providers of The London Metal Exchange Limited’s, or the LME’s, metals data with respect to the historical closing prices of aluminum.

All references herein to the LME and to such historical closing prices are used with the permission of the LME and the LME has no involvement with and accepts no responsibility for either the Index or the Fund, the Fund’s suitability as an investment or either the Index’s future results or the Fund’s future performance.

The Index closing level is equal to the weighted sum of the market value of the commodity futures contracts of all Index Commodities. The market value of the commodity futures contracts of an Index Commodity is equal to the number of commodity futures contracts of an Index Commodity held multiplied by the commodity futures contracts closing price of an Index Commodity.

The weight of each Index Commodity is linked to the number of commodity futures contracts held of such Index Commodity and the price of commodity futures contracts of the Index Commodity. The weight of an Index Commodity is defined as the market value of the commodity futures contracts of the Index Commodity divided by the sum of all market values of all commodity futures contracts of the Index Commodities multiplied by 100%. The Index Commodity Weights Tables which follow reflect the range of the weightings with respect to each of the Index Commodities used to calculate the Index.

The Index rules stipulate the holding in each Index Commodity futures contract. Holdings in each Index Commodity change during the Index rebalancing periods as determined by the optimum yield roll rules.

Cautionary Statement–Statistical Information

Various statistical information is presented on the following pages, relating to the Closing Levels of the Index, on an annual and cumulative basis, including certain comparisons of the Index to other commodities indices. In reviewing such information, prospective investors should consider that:

•

Changes in Closing Levels of the Index during any particular period or market cycle may be volatile. For example, the “worst peak-to-valley drawdown” of the Index, representing the greatest percentage decline from any month-end Closing Level, without such Closing Level being equaled or exceeded as of a subsequent month-end, is -55.04% and occurred during the period June 2008 through February 2009. The worst monthly drawdown of the Index during such period was -24.70%, and occurred in October 2008. See “The Risks You Face—(12) Price Volatility May Possibly Cause the Total Loss of Your Investment.”

•

Neither the fees charged by the Fund nor the execution costs associated with establishing futures positions in the Index Commodities are incorporated into the Closing Levels of the Index. Accordingly, such Index Levels have not been reduced by the costs associated with an actual investment, such as the Fund, with an investment objective of tracking the Index.

•

The Index was established in January 2007, and is independently calculated by Deutsche Bank AG London, the Index Sponsor. The Index calculation methodology and commodity futures contracts selection is the same before and after January 2007, as described above. Accordingly, the Closing Levels of the Index, terms of the Index methodology and Index Commodities, reflect an element of hindsight at the time the Index was established. See “The Risks You Face—(10) You May Not Rely on Past Performance or Index Results in Deciding Whether to Buy Shares” and “—(11) Fewer Representative Commodities May Result In Greater Index Volatility.”

WHILE THE FUND’S OBJECTIVE IS NOT TO GENERATE PROFIT THROUGH ACTIVE PORTFOLIO MANAGEMENT, BUT IS TO TRACK THE INDEX, BECAUSE THE INDEX WAS ESTABLISHED IN JANUARY 2007, CERTAIN INFORMATION RELATING TO THE INDEX CLOSING LEVELS MAY BE CONSIDERED TO BE “HYPOTHETICAL.” HYPOTHETICAL INFORMATION MAY HAVE CERTAIN INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW.

NO REPRESENTATION IS BEING MADE THAT THE INDEX WILL OR IS LIKELY TO ACHIEVE ANNUAL OR CUMULATIVE CLOSING LEVELS CONSISTENT WITH OR SIMILAR TO THOSE SET FORTH HEREIN. SIMILARLY, NO REPRESENTATION IS BEING MADE THAT THE FUND WILL GENERATE PROFITS OR LOSSES SIMILAR TO THE FUND’S PAST PERFORMANCE OR THE HISTORICAL ANNUAL OR CUMULATIVE CHANGES IN INDEX CLOSING LEVELS. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL RESULTS AND THE ACTUAL RESULTS SUBSEQUENTLY ACHIEVED BY INVESTMENT METHODOLOGIES, WHETHER ACTIVE OR PASSIVE.

ONE OF THE LIMITATIONS OF HYPOTHETICAL INFORMATION IS THAT IT IS GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT. TO THE EXTENT THAT INFORMATION PRESENTED HEREIN RELATES TO THE PERIOD SEPTEMBER 1997 THROUGH DECEMBER 2006, THE INDEX CLOSING LEVELS REFLECT THE APPLICATION OF THE INDEX METHODOLOGY, AND SELECTION OF INDEX COMMODITIES, IN HINDSIGHT.

NO HYPOTHETICAL RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FOR EXAMPLE, THERE ARE NUMEROUS FACTORS, INCLUDING THOSE DESCRIBED UNDER “THE RISKS YOU FACE” HEREIN, RELATED TO THE COMMODITIES MARKETS IN GENERAL OR TO THE IMPLEMENTATION OF THE FUND’S EFFORTS TO TRACK THE INDEX OVER TIME WHICH CANNOT BE, AND HAVE NOT BEEN, ACCOUNTED FOR IN THE PREPARATION OF THE INDEX INFORMATION SET FORTH ON THE FOLLOWING PAGES, ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL PERFORMANCE RESULTS FOR THE FUND. FURTHERMORE, THE INDEX INFORMATION DOES NOT INVOLVE FINANCIAL RISK OR ACCOUNT FOR THE IMPACT OF FEES AND COSTS ASSOCIATED WITH THE FUND.

THE MANAGING OWNER COMMENCED OPERATIONS IN JANUARY 2006. AS MANAGING OWNER, THE MANAGING OWNER AND ITS TRADING PRINCIPALS HAVE BEEN MANAGING THE DAY-TO-DAY OPERATIONS FOR THE FUND AND MANAGING FUTURES TRADING ACCOUNTS. BECAUSE THERE ARE LIMITED ACTUAL TRADING RESULTS TO COMPARE TO THE INDEX CLOSING LEVELS SET FORTH HEREIN, PROSPECTIVE INVESTORS SHOULD BE PARTICULARLY WARY OF PLACING UNDUE RELIANCE ON THE ANNUAL OR CUMULATIVE INDEX RESULTS.

CLOSING LEVELS TABLE

DEUTSCHE BANK LIQUID COMMODITY INDEX–OPTIMUM YIELD DIVERSIFIED EXCESS RETURN™

	CLOSING LEVEL		CHANGES
	High[1]	Low[2]	Annual Index Changes[3]	Index Changes Since Inception[4]
1997[5]	103.35	92.60	-7.40%	-7.40%
1998	93.07	63.74	-30.22%	-35.38%
1999	88.04	60.62	34.94%	-12.80%
2000	123.09	85.21	24.43%	8.50%
2001	114.11	88.26	-16.62%	-9.54%
2002	115.96	88.19	25.81%	13.81%
2003	145.82	112.87	27.03%	44.58%
2004	217.09	144.58	36.68%	97.60%
2005	279.17	194.39	39.69%	176.03%
2006	343.18	273.89	9.73%	202.88%
2007	380.11	194.64	24.79%	277.95%
2008	538.39	228.67	-32.86%	153.77%
2009[6]	306.63	222.81	16.03%	194.46%

THE FUND WILL TRADE WITH A VIEW TO TRACKING THE

DEUTSCHE BANK LIQUID COMMODITY INDEX–OPTIMUM YIELD DIVERSIFIED EXCESS RETURN™

OVER TIME.

NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES,

POSITIVE OR NEGATIVE, SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

DEUTSCHE BANK LIQUID COMMODITY INDEX–OPTIMUM YIELD DIVERSIFIED TOTAL RETURN™

	CLOSING LEVEL		CHANGES
	High[1]	Low[2]	Annual Index Changes[3]	Index Changes Since Inception[4]
1997[5]	103.91	94.17	-5.83%	-5.83%
1998	95.03	67.96	-26.74%	-31.01%
1999	98.49	65.09	41.46%	-2.41%
2000	144.25	95.46	32.04%	28.86%
2001	136.34	108.28	-13.67%	11.24%
2002	144.95	108.59	27.90%	42.27%
2003	184.10	141.63	28.34%	82.58%
2004	276.91	182.59	38.58%	153.03%
2005	365.39	248.99	44.21%	264.89%
2006	462.10	364.06	15.10%	320.00%
2007	550.99	282.18	30.49%	448.05%
2008	788.19	336.20	-31.92%	273.11%
2009[6]	451.31	327.67	16.17%	333.45%

THE FUND WILL NOT TRADE WITH A VIEW TO TRACKING THE

DEUTSCHE BANK LIQUID COMMODITY INDEX–OPTIMUM YIELD DIVERSIFIED TOTAL RETURN™ OVER TIME.

NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES,

POSITIVE OR NEGATIVE, SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

Please refer to notes and legends that follow on page 40.

INDEX COMMODITY WEIGHTS TABLE

DEUTSCHE BANK LIQUID COMMODITY INDEX–OPTIMUM YIELD DIVERSIFIED EXCESS RETURN™

	CL7		HO7		XB7		NG7		CO7		GC7		SI7
	High	Low	High	Low	High	Low	High	Low	High	Low	High	Low	High	Low
1997 [5]	12.5%	12.2%	12.5%	12.2%	13.0%	12.5%	5.8%	5.5%	12.7%	11.7%	7.8%	8.0%	2.2%	2.6%
1998	12.1%	11.7%	12.4%	12.1%	12.7%	11.6%	5.3%	5.3%	11.5%	10.9%	8.3%	8.9%	2.6%	2.2%
1999	13.3%	11.9%	12.9%	11.4%	13.5%	11.5%	5.0%	5.3%	13.2%	11.5%	7.5%	9.2%	2.0%	2.5%
2000	15.1%	12.9%	15.6%	12.5%	16.1%	13.0%	7.9%	5.0%	14.7%	12.8%	5.0%	7.6%	1.3%	2.0%
2001	12.5%	11.8%	12.3%	11.5%	12.3%	11.7%	6.7%	5.4%	12.3%	11.2%	7.7%	8.4%	1.9%	2.1%
2002	12.5%	12.3%	13.1%	11.8%	12.8%	12.2%	6.0%	4.2%	14.2%	12.0%	7.9%	8.6%	1.9%	2.2%
2003	12.8%	12.2%	12.7%	12.3%	12.5%	12.5%	5.7%	7.1%	12.5%	13.3%	7.9%	7.7%	2.1%	1.9%
2004	16.5%	12.6%	15.9%	12.4%	14.5%	12.4%	6.0%	5.7%	16.0%	12.4%	5.4%	8.0%	1.8%	2.2%
2005	12.6%	11.8%	14.6%	12.0%	16.1%	12.1%	6.7%	5.0%	13.4%	11.4%	6.2%	8.3%	1.4%	1.8%
2006	11.1%	11.4%	10.9%	11.1%	12.0%	11.5%	3.0%	3.9%	11.0%	11.4%	9.1%	8.7%	2.9%	2.3%
2007	12.4%	12.4%	12.5%	12.4%	12.6%	12.5%	5.0%	5.2%	12.3%	12.3%	7.6%	7.8%	1.8%	1.8%
2008	13.7%	11.3%	14.9%	11.4%	13.1%	11.3%	6.2%	5.5%	13.8%	11.5%	5.9%	10.0%	1.6%	2.3%
2009 [6]	12.2%	9.8%	9.8%	8.9%	13.5%	10.5%	2.5%	4.1%	12.2%	9.8%	9.5%	13.3%	2.7%	3.6%

THE FUND WILL TRADE WITH A VIEW TO TRACKING THE

DEUTSCHE BANK LIQUID COMMODITY INDEX–OPTIMUM YIELD DIVERSIFIED EXCESS RETURN™ OVER TIME.

NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES, POSITIVE OR NEGATIVE, SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

LEGEND:

Symbol	Index Commodity	Symbol	Index Commodity
CL	Light, Sweet Crude Oil (WTI)	AL	Aluminum
HO	Heating Oil	LX	Zinc
XB	RBOB Gasoline	LP	Copper Grade A
NG	Natural Gas	C	Corn
CO	Brent Crude	W	Wheat
GC	Gold	S	Soybeans
SI	Silver	SB	Sugar

Please refer to notes and legends that follow on page 40.

INDEX COMMODITY WEIGHTS TABLE

DEUTSCHE BANK LIQUID COMMODITY INDEX–OPTIMUM YIELD DIVERSIFIED EXCESS RETURN™

	AL7		LX7		LP7		C7		W7		S7		SB7
	High	Low	High	Low	High	Low	High	Low	High	Low	High	Low	High	Low
1997 [5]	3.9%	4.3%	3.6%	4.2%	3.7%	3.9%	5.8%	5.9%	5.4%	5.4%	5.7%	5.8%	5.4%	5.9%
1998	4.2%	4.4%	4.2%	4.7%	3.9%	4.1%	5.9%	6.2%	5.6%	5.7%	5.8%	6.0%	5.5%	6.1%
1999	4.2%	4.4%	4.2%	5.1%	4.2%	4.1%	5.2%	6.3%	4.9%	5.5%	5.2%	5.7%	4.9%	5.5%
2000	2.8%	4.5%	2.8%	4.4%	3.0%	4.3%	3.3%	5.4%	3.3%	5.2%	3.6%	5.5%	5.5%	5.0%
2001	4.5%	4.7%	3.8%	4.7%	4.1%	4.7%	5.3%	6.0%	5.5%	5.9%	5.0%	6.0%	6.1%	5.9%
2002	3.8%	4.7%	3.9%	4.6%	3.8%	4.9%	5.1%	5.7%	4.8%	5.8%	5.2%	5.8%	5.0%	5.2%
2003	4.1%	3.8%	4.2%	3.9%	4.2%	3.9%	5.3%	5.1%	5.4%	4.6%	5.5%	5.7%	5.2%	6.0%
2004	3.1%	4.2%	3.0%	4.3%	3.7%	4.4%	3.0%	5.4%	3.1%	5.4%	3.2%	5.8%	4.8%	4.9%
2005	3.3%	4.5%	3.9%	4.9%	4.7%	4.6%	3.5%	5.7%	4.0%	5.6%	4.3%	6.0%	5.3%	6.4%
2006	5.1%	4.7%	7.4%	5.2%	7.0%	4.9%	4.7%	5.6%	4.8%	5.7%	4.3%	5.3%	6.8%	8.4%
2007	3.7%	3.8%	3.6%	3.6%	3.9%	3.8%	5.9%	6.0%	6.3%	6.3%	6.3%	6.3%	6.0%	6.0%
2008	3.4%	3.9%	1.9%	5.0%	3.4%	4.1%	6.9%	5.5%	4.8%	6.2%	6.4%	5.8%	4.0%	6.4%
2009 [6]	3.8%	3.5%	6.3%	5.3%	6.0%	4.4%	4.1%	6.2%	4.8%	6.7%	5.6%	6.2%	7.2%	7.6%

THE FUND WILL TRADE WITH A VIEW TO TRACKING THE

DEUTSCHE BANK LIQUID COMMODITY INDEX–OPTIMUM YIELD DIVERSIFIED EXCESS RETURN™ OVER TIME.

NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES, POSITIVE OR NEGATIVE, SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

LEGEND:

Symbol	Index Commodity	Symbol	Index Commodity
CL	Light, Sweet Crude Oil (WTI)	AL	Aluminum
HO	Heating Oil	LX	Zinc
XB	RBOB Gasoline	LP	Copper Grade A
NG	Natural Gas	C	Corn
CO	Brent Crude	W	Wheat
GC	Gold	S	Soybeans
SI	Silver	SB	Sugar

Please refer to notes and legends that follow on page 40.

INDEX COMMODITY WEIGHTS TABLE

DEUTSCHE BANK LIQUID COMMODITY INDEX–OPTIMUM YIELD DIVERSIFIED TOTAL RETURN™

	CL7		HO7		XB7		NG7		CO7		GC7		SI7
	High	Low	High	Low	High	Low	High	Low	High	Low	High	Low	High	Low
1997 [5]	12.5%	12.2%	12.5%	12.2%	13.0%	12.5%	5.8%	5.5%	12.7%	11.7%	7.8%	8.0%	2.2%	2.6%
1998	12.1%	11.7%	12.4%	12.1%	12.7%	11.6%	5.3%	5.3%	11.5%	10.9%	8.3%	8.9%	2.6%	2.2%
1999	13.1%	11.9%	12.8%	11.4%	13.3%	11.5%	5.0%	5.3%	13.3%	11.5%	7.6%	9.2%	2.0%	2.5%
2000	15.1%	12.9%	15.6%	12.5%	16.1%	13.0%	7.9%	5.0%	14.7%	12.8%	5.0%	7.6%	1.3%	2.0%
2001	13.4%	11.8%	12.5%	11.5%	12.8%	11.7%	6.0%	5.4%	12.2%	11.2%	8.4%	8.4%	1.9%	2.1%
2002	12.5%	12.3%	13.1%	11.8%	12.8%	12.2%	6.0%	4.2%	14.2%	12.0%	7.9%	8.6%	1.9%	2.2%
2003	12.8%	12.2%	12.7%	12.3%	12.5%	12.5%	5.7%	7.1%	12.5%	13.3%	7.9%	7.7%	2.1%	1.9%
2004	16.5%	12.6%	15.9%	12.4%	14.5%	12.4%	6.0%	5.7%	16.0%	12.4%	5.4%	8.0%	1.8%	2.2%
2005	12.6%	11.8%	14.6%	12.0%	16.1%	12.1%	6.7%	5.0%	13.4%	11.4%	6.2%	8.3%	1.4%	1.8%
2006	11.1%	11.4%	10.9%	11.1%	12.0%	11.5%	3.0%	3.9%	11.0%	11.4%	9.1%	8.7%	2.9%	2.3%
2007	12.4%	12.4%	12.5%	12.4%	12.6%	12.5%	5.0%	5.2%	12.3%	12.3%	7.6%	7.8%	1.8%	1.8%
2008	13.7%	11.3%	14.9%	11.4%	13.1%	11.3%	6.2%	5.5%	13.8%	11.5%	5.9%	10.0%	1.6%	2.3%
2009 [6]	12.2%	9.8%	9.8%	8.9%	13.5%	10.5%	2.5%	4.1%	12.2%	9.8%	9.5%	13.3%	2.7%	3.6%

THE FUND WILL NOT TRADE WITH A VIEW TO TRACKING THE

DEUTSCHE BANK LIQUID COMMODITY INDEX–OPTIMUM YIELD DIVERSIFIED TOTAL RETURN™ OVER TIME.

NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES, POSITIVE OR NEGATIVE, SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

LEGEND:

Symbol	Index Commodity	Symbol	Index Commodity
CL	Light, Sweet Crude Oil (WTI)	AL	Aluminum
HO	Heating Oil	LX	Zinc
XB	RBOB Gasoline	LP	Copper Grade A
NG	Natural Gas	C	Corn
CO	Brent Crude	W	Wheat
GC	Gold	S	Soybeans
SI	Silver	SB	Sugar

Please refer to notes and legends that follow on page 40.

INDEX COMMODITY WEIGHTS TABLE

DEUTSCHE BANK LIQUID COMMODITY INDEX–OPTIMUM YIELD DIVERSIFIED TOTAL RETURN™

	AL7		LX7		LP7		C7		W7		S7		SB7
	High	Low	High	Low	High	Low	High	Low	High	Low	High	Low	High	Low
1997 [5]	3.9%	4.3%	3.6%	4.2%	3.7%	3.9%	5.8%	5.9%	5.4%	5.4%	5.7%	5.8%	5.4%	5.9%
1998	4.2%	4.4%	4.2%	4.7%	3.9%	4.1%	5.9%	6.2%	5.6%	5.7%	5.8%	6.0%	5.5%	6.1%
1999	4.3%	4.4%	4.2%	5.1%	4.2%	4.1%	5.2%	6.3%	4.9%	5.5%	5.1%	5.7%	5.0%	5.5%
2000	2.8%	4.5%	2.8%	4.4%	3.0%	4.3%	3.3%	5.4%	3.3%	5.2%	3.6%	5.5%	5.5%	5.0%
2001	4.3%	4.7%	3.6%	4.7%	4.0%	4.7%	4.8%	6.0%	5.2%	5.9%	4.8%	6.0%	6.1%	5.9%
2002	3.8%	4.7%	3.9%	4.6%	3.8%	4.9%	5.1%	5.7%	4.8%	5.8%	5.2%	5.8%	5.0%	5.2%
2003	4.1%	3.8%	4.2%	3.9%	4.2%	3.9%	5.3%	5.1%	5.4%	4.6%	5.5%	5.7%	5.2%	6.0%
2004	3.1%	4.2%	3.0%	4.3%	3.7%	4.4%	3.0%	5.4%	3.1%	5.4%	3.2%	5.8%	4.8%	4.9%
2005	3.3%	4.5%	3.9%	4.9%	4.7%	4.6%	3.5%	5.7%	4.0%	5.6%	4.3%	6.0%	5.3%	6.4%
2006	5.1%	4.7%	7.4%	5.2%	7.0%	4.9%	4.7%	5.6%	4.8%	5.7%	4.3%	5.3%	6.8%	8.4%
2007	3.7%	3.8%	3.6%	3.6%	3.9%	3.8%	5.9%	6.0%	6.3%	6.3%	6.3%	6.3%	6.0%	6.0%
2008	3.4%	3.9%	1.9%	5.0%	3.4%	4.1%	6.9%	5.5%	4.8%	6.2%	6.4%	5.8%	4.0%	6.4%
2009 [6]	3.8%	3.5%	6.3%	5.3%	6.0%	4.4%	4.1%	6.2%	4.8%	6.7%	5.6%	6.2%	7.2%	7.6%

THE FUND WILL NOT TRADE WITH A VIEW TO TRACKING THE

DEUTSCHE BANK LIQUID COMMODITY INDEX–OPTIMUM YIELD DIVERSIFIED TOTAL RETURN™ OVER TIME.

NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES, POSITIVE OR NEGATIVE, SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

LEGEND:

Symbol	Index Commodity	Symbol	Index Commodity
CL	Light, Sweet Crude Oil (WTI)	AL	Aluminum
HO	Heating Oil	LX	Zinc
XB	RBOB Gasoline	LP	Copper Grade A
NG	Natural Gas	C	Corn
CO	Brent Crude	W	Wheat
GC	Gold	S	Soybeans
SI	Silver	SB	Sugar

Please refer to notes and legends that follow on page 40.

All Statistics from September 3, 1997 to August 31, 2009.

VARIOUS STATISTICAL MEASURES
	DBLCI-OY Diversified ER™[8,9]	DBLCI-OY Diversified TR™[8,9]	GSCI-TR10	RICI-TR11	DJ UBS-TR12
Annualized Changes to Index Level[13]	12.9%	16.4%	5.5%	10.2%	6.3%
Average rolling 3 month daily volatility[14]	18.8%	18.8%	24.0%	18.8%	16.5%
Sharpe Ratio[15]	0.53	0.71	0.10	0.38	0.20
% of months with positive change[16]	58%	62%	56%	60%	59%
Average monthly positive change[17]	4.9%	4.8%	5.9%	4.6%	3.9%
Average monthly negative change[18]	-3.9%	-4.1%	-5.7%	-4.4%	-4.0%

ANNUALIZED INDEX LEVELS[19]
	DBLCI-OY Diversified ER™	DBLCI-OY Diversified TR™	GSCI-TR	RICI-TR	DJ UBS-TR
1 year	-32.7%	-32.5%	-51.5%	-39.2%	-33.5%
3 year	-2.2%	0.3%	-14.1%	-6.0%	-7.3%
5 year	9.9%	13.2%	-4.5%	1.8%	0.3%
7 year	15.0%	17.8%	2.7%	8.9%	5.5%

NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES, POSITIVE AND NEGATIVE, SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

WHILE THE FUND’S OBJECTIVE IS NOT TO GENERATE PROFIT THROUGH ACTIVE PORTFOLIO MANAGEMENT, BUT IS TO TRACK THE INDEX, BECAUSE THE INDEX WAS ESTABLISHED IN JANUARY 2007 CERTAIN INFORMATION RELATING TO THE INDEX CLOSING LEVELS MAY BE CONSIDERED TO BE “HYPOTHETICAL.” HYPOTHETICAL INFORMATION MAY HAVE CERTAIN INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW.

NO REPRESENTATION IS BEING MADE THAT THE INDEX WILL OR IS LIKELY TO ACHIEVE ANNUAL OR CUMULATIVE CLOSING LEVELS CONSISTENT WITH OR SIMILAR TO THOSE SET FORTH HEREIN. SIMILARLY, NO REPRESENTATION IS BEING MADE THAT THE FUND WILL GENERATE PROFITS OR LOSSES SIMILAR TO THE FUND’S PAST PERFORMANCE OR THE HISTORICAL ANNUAL OR CUMULATIVE CHANGES IN INDEX CLOSING LEVELS. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL RESULTS AND THE ACTUAL RESULTS SUBSEQUENTLY ACHIEVED BY INVESTMENT METHODOLOGIES, WHETHER ACTIVE OR PASSIVE.

ONE OF THE LIMITATIONS OF HYPOTHETICAL INFORMATION IS THAT IT IS GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT. TO THE EXTENT THAT INFORMATION PRESENTED HEREIN RELATES TO THE PERIOD SEPTEMBER 1997 THROUGH DECEMBER 2006, THE INDEX CLOSING LEVELS REFLECT THE APPLICATION OF THE INDEX METHODOLOGY, AND SELECTION OF INDEX COMMODITIES, IN HINDSIGHT.

NO HYPOTHETICAL RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FOR EXAMPLE, THERE ARE NUMEROUS FACTORS, INCLUDING THOSE DESCRIBED UNDER “THE RISKS YOU FACE” HEREIN, RELATED TO THE COMMODITIES MARKETS IN GENERAL OR TO THE IMPLEMENTATION OF THE FUND’S EFFORTS TO TRACK THE INDEX OVER TIME WHICH CANNOT BE, AND HAVE NOT BEEN, ACCOUNTED FOR IN THE PREPARATION OF THE INDEX INFORMATION SET FORTH ON THE FOLLOWING PAGES, ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL PERFORMANCE RESULTS FOR THE FUND. FURTHERMORE, THE INDEX INFORMATION DOES NOT INVOLVE FINANCIAL RISK OR ACCOUNT FOR THE IMPACT OF FEES AND COSTS ASSOCIATED WITH THE FUND.

THE MANAGING OWNER COMMENCED OPERATIONS IN JANUARY 2006. AS MANAGING OWNER, THE MANAGING OWNER AND ITS TRADING PRINCIPALS HAVE BEEN MANAGING THE DAY-TO-DAY OPERATIONS FOR THE FUND AND MANAGING FUTURES TRADING ACCOUNTS. BECAUSE THERE ARE LIMITED ACTUAL TRADING RESULTS TO COMPARE TO THE INDEX CLOSING LEVELS SET FORTH HEREIN, PROSPECTIVE INVESTORS SHOULD BE PARTICULARLY WARY OF PLACING UNDUE RELIANCE ON THE ANNUAL OR CUMULATIVE INDEX RESULTS.

Please refer to notes and legends that follow on page 40.

COMPARISON OF THE VARIOUS COMMODITIES INDICES

(September 3, 1997 – August 31, 2009)

NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES, POSITIVE AND NEGATIVE,

SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES, POSITIVE AND NEGATIVE, SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

Each of DBLCI Diversified TR, DBLCI Diversified ER, DBLCI –OY TR, DBLCI TR, GSCI– TR, RICI– TR, DJUBS– TR and DBLCI –OY ER are indices and do not reflect actual trading.

Each of the indices are calculated on an excess return basis and does not reflect any fees or expenses.

WHILE THE FUND’S OBJECTIVE IS NOT TO GENERATE PROFIT THROUGH ACTIVE PORTFOLIO MANAGEMENT, BUT IS TO TRACK THE INDEX, BECAUSE THE INDEX WAS ESTABLISHED IN JANUARY 2007, CERTAIN INFORMATION RELATING TO THE INDEX CLOSING LEVELS MAY BE CONSIDERED TO BE “HYPOTHETICAL.” HYPOTHETICAL INFORMATION MAY HAVE CERTAIN INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW.

NO REPRESENTATION IS BEING MADE THAT THE INDEX WILL OR IS LIKELY TO ACHIEVE ANNUAL OR CUMULATIVE CLOSING LEVELS CONSISTENT WITH OR SIMILAR TO THOSE SET FORTH HEREIN. SIMILARLY, NO REPRESENTATION IS BEING MADE THAT THE FUND WILL GENERATE PROFITS OR LOSSES SIMILAR TO THE FUND’S PAST PERFORMANCE OR THE HISTORICAL ANNUAL OR CUMULATIVE CHANGES IN INDEX CLOSING LEVELS. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL RESULTS AND THE ACTUAL RESULTS SUBSEQUENTLY ACHIEVED BY INVESTMENT METHODOLOGIES, WHETHER ACTIVE OR PASSIVE.

ONE OF THE LIMITATIONS OF HYPOTHETICAL INFORMATION IS THAT IT IS GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT. TO THE EXTENT THAT INFORMATION PRESENTED HEREIN RELATES TO THE PERIOD SEPTEMBER 1997 THROUGH DECEMBER 2006, THE INDEX CLOSING LEVELS REFLECT THE APPLICATION OF THE INDEX METHODOLOGY, AND SELECTION OF INDEX COMMODITIES, IN HINDSIGHT.

NO HYPOTHETICAL RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FOR EXAMPLE, THERE ARE NUMEROUS FACTORS, INCLUDING THOSE DESCRIBED UNDER “THE RISKS YOU FACE” HEREIN, RELATED TO THE COMMODITIES MARKETS IN GENERAL OR TO THE IMPLEMENTATION OF THE FUND’S EFFORTS TO TRACK THE INDEX OVER TIME WHICH CANNOT BE, AND HAVE NOT BEEN, ACCOUNTED FOR IN THE PREPARATION OF THE INDEX INFORMATION SET FORTH ON THE FOLLOWING PAGES, ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL PERFORMANCE RESULTS FOR THE FUND. FURTHERMORE, THE INDEX INFORMATION DOES NOT INVOLVE FINANCIAL RISK OR ACCOUNT FOR THE IMPACT OF FEES AND COSTS ASSOCIATED WITH THE FUND.

THE MANAGING OWNER COMMENCED OPERATIONS IN JANUARY 2006. AS MANAGING OWNER, THE MANAGING OWNER AND ITS TRADING PRINCIPALS HAVE BEEN MANAGING THE DAY-TO-DAY OPERATIONS FOR THE FUND AND MANAGING FUTURES TRADING ACCOUNTS. BECAUSE THERE ARE LIMITED ACTUAL TRADING RESULTS TO COMPARE TO THE INDEX CLOSING LEVELS SET FORTH HEREIN, PROSPECTIVE INVESTORS SHOULD BE PARTICULARLY WARY OF PLACING UNDUE RELIANCE ON THE ANNUAL OR CUMULATIVE INDEX RESULTS.

Please refer to notes and legends that follow on page 40.

COMPARISON OF ANNUAL RETURNS OF THE VARIOUS COMMODITIES INDICES

(September 3, 1997 – August 31, 2009)

NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES, POSITIVE AND NEGATIVE,

SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

Each of DBLCI Diversified TR, DBLCI Diversified ER, DBLCI –OY TR, DBLCI TR, GSCI– TR, RICI– TR, DJUBS– TR and DBLCI –OY ER are indices and do not reflect actual trading.

Each of the indices are calculated on an excess return basis and does not reflect any fees or expenses.

WHILE THE FUND’S OBJECTIVE IS NOT TO GENERATE PROFIT THROUGH ACTIVE PORTFOLIO MANAGEMENT, BUT IS TO TRACK THE INDEX, BECAUSE THE INDEX WAS ESTABLISHED IN JANUARY 2007 CERTAIN INFORMATION RELATING TO THE INDEX CLOSING LEVELS MAY BE CONSIDERED TO BE “HYPOTHETICAL.” HYPOTHETICAL INFORMATION MAY HAVE CERTAIN INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW.

NO REPRESENTATION IS BEING MADE THAT THE INDEX WILL OR IS LIKELY TO ACHIEVE ANNUAL OR CUMULATIVE CLOSING LEVELS CONSISTENT WITH OR SIMILAR TO THOSE SET FORTH HEREIN. SIMILARLY, NO REPRESENTATION IS BEING MADE THAT THE FUND WILL GENERATE PROFITS OR LOSSES SIMILAR TO THE FUND’S PAST PERFORMANCE OR THE HISTORICAL ANNUAL OR CUMULATIVE CHANGES IN INDEX CLOSING LEVELS. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL RESULTS AND THE ACTUAL RESULTS SUBSEQUENTLY ACHIEVED BY INVESTMENT METHODOLOGIES, WHETHER ACTIVE OR PASSIVE.

ONE OF THE LIMITATIONS OF HYPOTHETICAL INFORMATION IS THAT IT IS GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT. TO THE EXTENT THAT INFORMATION PRESENTED HEREIN RELATES TO THE PERIOD SEPTEMBER 1997 THROUGH DECEMBER 2006 THE INDEX CLOSING LEVELS REFLECT THE APPLICATION OF THE INDEX METHODOLOGY, AND SELECTION OF INDEX COMMODITIES, IN HINDSIGHT.

NO HYPOTHETICAL RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FOR EXAMPLE, THERE ARE NUMEROUS FACTORS, INCLUDING THOSE DESCRIBED UNDER “THE RISKS YOU FACE” HEREIN, RELATED TO THE COMMODITIES MARKETS IN GENERAL OR TO THE IMPLEMENTATION OF THE FUND’S EFFORTS TO TRACK THE INDEX OVER TIME WHICH CANNOT BE, AND HAVE NOT BEEN, ACCOUNTED FOR IN THE PREPARATION OF THE INDEX INFORMATION SET FORTH ON THE FOLLOWING PAGES, ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL PERFORMANCE RESULTS FOR THE FUND. FURTHERMORE, THE INDEX INFORMATION DOES NOT INVOLVE FINANCIAL RISK OR ACCOUNT FOR THE IMPACT OF FEES AND COSTS ASSOCIATED WITH THE FUND.

THE MANAGING OWNER COMMENCED OPERATIONS IN JANUARY 2006. AS MANAGING OWNER, THE MANAGING OWNER AND ITS TRADING PRINCIPALS HAVE BEEN MANAGING THE DAY-TO-DAY OPERATIONS FOR THE FUND AND MANAGING FUTURES TRADING ACCOUNTS. BECAUSE THERE ARE LIMITED ACTUAL TRADING RESULTS TO COMPARE TO THE INDEX CLOSING LEVELS SET FORTH HEREIN, PROSPECTIVE INVESTORS SHOULD BE PARTICULARLY WARY OF PLACING UNDUE RELIANCE ON THE ANNUAL OR CUMULATIVE INDEX RESULTS.

Please refer to notes and legends that follow on page 40.

NOTES AND LEGENDS:

1.	“High” reflects the highest closing level of the Index during the applicable year.

2.	“Low” reflects the lowest closing level of the Index during the applicable year.

3.	“Annual Index Changes” reflect the change to the Index level on an annual basis as of December 31 of each applicable year.

4.	“Index Changes Since Inception” reflect the change of the Index closing levels since inception on a compounded annual basis as of December 31 of each applicable year.

5.	Closing levels as of inception on September 3, 1997.

6.	Closing levels as of August 31, 2009.

7.	The Deutsche Bank Liquid Commodity Index–Optimum Yield Diversified Excess Return™ and Deutsche Bank Liquid Commodity Index–Optimum Yield Diversified Total Return™ reflect the change in market value of the following underlying index commodities: (1) CL (Light, Sweet Crude Oil (WTI)), (2) HO (Heating Oil), (3) XB (RBOB Gasoline), (4) NG (Natural Gas), (5) CO (Brent Crude), (6) GC (Gold), (7) SI (Silver), (8) AL (Aluminum), (9) LX (Zinc), (10) LP (Copper Grade A), (11) C (Corn), (12) W (Wheat), (13) S (Soybeans) and (14) SB (Sugar), on an optimum yield basis.

8.	“DBLCI–OY Diversified ER™” is the Deutsche Bank Liquid Commodity Index-Optimum Yield Diversified Excess Return™ and “DBLCI–OY Diversified TR™” is the Deutsche Bank Liquid Commodity Index-Optimum Yield Diversified Total Return™. The DBLCI–OY Diversified ER™ is calculated on an excess return basis, which is unfunded and reflects the change in market value of the underlying index commodities. The DBLCI–OY Diversified TR™ is calculated on a total return basis, which is funded and reflects the change in market value of the underlying index commodities and interest income from a hypothetical basket of fixed income securities. Both DBLCI–OY Diversified ER™ and DBLCI–OY Diversified TR™ are calculated to reflect rolling on an optimum yield basis. Optimum yield enables each of DBLCI–OY Diversified ER™ and DBLCI–OY Diversified TR™ to rollover to the futures contract which generates the highest ‘roll yield,’ rather than select a new future based on a fixed schedule (e.g. monthly). The result will tend to maximize the benefits of rolling in backwardated markets and minimize the loss from rolling in contangoed markets.

9.	If the Fund’s interest income from its holdings of fixed income securities were to exceed the Fund’s fees and expenses, the total return on an investment in the Fund is expected to outperform the DBLCI–OY Diversified ER™ and underperform the DBLCI–OY Diversified TR™. The only difference between the DBLCI–OY Diversified ER™ and the DBLCI–OY Diversified TR™ is that the DBLCI–OY Diversified ER™ does not include interest income from a hypothetical basket of fixed income securities while the DBLCI–OY Diversified TR™ does include such a component. The difference between the DBLCI–OY Diversified ER™ and the DBLCI–OY Diversified TR™ is attributable entirely to the hypothetical interest income from this hypothetical basket of fixed income securities. If the Fund’s interest income from its holdings of fixed-income securities exceeds the Fund’s fees and expenses, then the amount of such excess is expected to be distributed periodically. The market price of the Shares is expected to track closely the DBLCI–OY Diversified ER™. The total return on an investment in the Fund over any period is the sum of the capital appreciation or depreciation of the Shares over the period, plus the amount of any distributions during the period. Consequently, the Fund’s total return is expected to outperform the DBLCI–OY Diversified ER™ by the amount of the excess, if any, of its interest income over its fees and expenses but, as a result of the Fund’s fees and expenses, the total return on the Fund is expected to underperform the DBLCI–OY Diversified TR™. If the Fund’s fees and expenses were to exceed the Fund’s interest income from its holdings of fixed income securities, the total return on an investment in the Fund is expected to underperform the DBLCI–OY Diversified ER™.

10.

“GSCI – TR” is the S&P GSCI Commodity Index® calculated on a total return basis. The GSCI is designed to provide investors with a reliable and publicly available benchmark for investment in the commodity market. The GSCI is a composite index of commodity sector returns, representing an unleveraged, long-only investment in commodity futures that is broadly diversified across the spectrum of commodities. In turn, the GSCI provides investors with a representative and realistic picture of realizable returns attainable in the commodities markets.

11.	“RICI – TR” is the Rogers International Commodity Index calculated on a total return basis. RICI represents the value of a basket of commodities employed in the global economy, ranging from agricultural products (such as wheat, corn and cotton) and energy products (including crude oil, gasoline and natural gas) to metals and minerals (including gold, silver, aluminum and lead). As of its launch in 1998 there were thirty-five different contracts represented in the Index. As of 2009, the Index represents thirty-six different contracts. The value of each component is based on monthly closing prices of the corresponding futures and/or forward contracts, each of which is valued as part of a fixed-weight portfolio. The RICI-TR Index was developed to be an effective measure of the price action of raw materials on a worldwide basis. The broad based representation of commodities contracts is intended to provide two important characteristics: The large number of contracts and underlying raw materials represents “diversification” and the global coverage of those contracts reflects the current state of international trade and commerce.

12.

“DJ UBS – TR” is the Dow Jones - UBS Commodity IndexSM calculated on a total return basis. The DJ UBS is designed to be a highly liquid and diversified benchmark for the commodity futures market. The DJ-UBS is composed of futures contracts on 19 physical commodities. The DJ-UBS is composed of commodities traded on U.S. exchanges, with the exception of aluminum, nickel and zinc, which trade on the London Metal Exchange (LME). An Oversight Committee meets annually to determine the composition of the index in accordance with the rules established in the DJ-UBSCI Handbook. Committee members are drawn from the academic, financial and legal communities. The most recent Oversight Committee meeting took place in August 2008, with changes in index composition effective January 2009.

13.	“Annualized Changes to Index Level” reflect the change to the level of the applicable index level on an annual basis as of December 31 of each applicable year.

14.	“Average rolling 3 month daily volatility.” The daily volatility reflects the relative rate at which the price of the applicable index moves up and down, which is found by calculating the annualized standard deviation of the daily change in price. In turn, an average of this value is calculated on a 3 month rolling basis.

15.	“Sharpe Ratio” compares the annualized rate of return minus the annualized risk free rate of return to the annualized variability — often referred to as the “standard deviation” — of the monthly rates of return. A Sharpe Ratio of 1:1 or higher indicates that, according to the measures used in calculating the ratio, the rate of return achieved by a particular strategy has equaled or exceeded the risks assumed by such strategy. The risk-free rate of return that was used in all the Sharpe Ratio calculations was assumed to be 3.01%.

16.	“% of months with positive change” during the period from inception to August 31, 2009.

17.	“Average monthly positive change” during the period from inception to August 31, 2009.

18.	“Average monthly negative change” during the period from inception to August 31, 2009.

19.	“Annualized Index Levels” reflect the change to the level of the applicable index on an annual basis as of December 31 of each the applicable time period (e.g., 1 year, 3, 5 or 7 years).

20.	The Deutsche Bank Liquid Commodity Index–Optimum Yield Excess Return™ and Deutsche Bank Liquid Commodity Index–Optimum Yield Total Return™ reflect the change in market value of the following underlying index commodities: CL (Light, Sweet Crude Oil), HO (Heating Oil), GC (Gold), AL (Aluminum), C (Corn) and W (Wheat) on an optimum yield basis. “DBLCI–TR™” is the Deutsche Bank Liquid Commodity Index–Total Return™. DBLCI–TR™ is composed of the same index commodities as both DBLCI–OYER™ and DBLCI–OYTR™ and is calculated on a total return basis. Unlike the DBLCI–OYER™ and DBLCI–OYTR™, each of which are rolled on an optimum yield basis, DBLCI–TR™ rolls both CL and HO on a monthly basis and GC, AL, C and W on an annual basis.

WHILE THE FUND’S OBJECTIVE IS NOT TO GENERATE PROFIT THROUGH ACTIVE PORTFOLIO MANAGEMENT, BUT IS TO TRACK THE INDEX, BECAUSE THE INDEX WAS ESTABLISHED IN JANUARY 2007 CERTAIN INFORMATION RELATING TO THE INDEX CLOSING LEVELS MAY BE CONSIDERED TO BE “HYPOTHETICAL.” HYPOTHETICAL INFORMATION MAY HAVE CERTAIN INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW.

NO REPRESENTATION IS BEING MADE THAT THE INDEX WILL OR IS LIKELY TO ACHIEVE ANNUAL OR CUMULATIVE CLOSING LEVELS CONSISTENT WITH OR SIMILAR TO THOSE SET FORTH HEREIN. SIMILARLY, NO REPRESENTATION IS BEING MADE THAT THE FUND WILL GENERATE PROFITS OR LOSSES SIMILAR TO THE FUND’S PAST PERFORMANCE OR THE HISTORICAL ANNUAL OR CUMULATIVE CHANGES IN INDEX CLOSING LEVELS. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL RESULTS AND THE ACTUAL RESULTS SUBSEQUENTLY ACHIEVED BY INVESTMENT METHODOLOGIES, WHETHER ACTIVE OR PASSIVE.

ONE OF THE LIMITATIONS OF HYPOTHETICAL INFORMATION IS THAT IT IS GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT. TO THE EXTENT THAT INFORMATION PRESENTED HEREIN RELATES TO THE PERIOD SEPTEMBER 1997 THROUGH DECEMBER 2006, THE INDEX CLOSING LEVELS REFLECT THE APPLICATION OF THE INDEX METHODOLOGY, AND SELECTION OF INDEX COMMODITIES, IN HINDSIGHT.

NO HYPOTHETICAL RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FOR EXAMPLE, THERE ARE NUMEROUS FACTORS, INCLUDING THOSE DESCRIBED UNDER “THE RISKS YOU FACE” HEREIN, RELATED TO THE COMMODITIES MARKETS IN GENERAL OR TO THE IMPLEMENTATION OF THE FUND’S EFFORTS TO TRACK THE INDEX OVER TIME WHICH CANNOT BE, AND HAVE NOT BEEN, ACCOUNTED FOR IN THE PREPARATION OF THE INDEX INFORMATION SET FORTH ON THE FOLLOWING PAGES, ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL PERFORMANCE RESULTS FOR THE FUND. FURTHERMORE, THE INDEX INFORMATION DOES NOT INVOLVE FINANCIAL RISK OR ACCOUNT FOR THE IMPACT OF FEES AND COSTS ASSOCIATED WITH THE FUND.

THE MANAGING OWNER COMMENCED OPERATIONS IN JANUARY 2006. AS MANAGING OWNER, THE MANAGING OWNER AND ITS TRADING PRINCIPALS HAVE BEEN MANAGING THE DAY-TO-DAY OPERATIONS FOR THE FUND AND MANAGING FUTURES TRADING ACCOUNTS. BECAUSE THERE ARE LIMITED ACTUAL TRADING RESULTS TO COMPARE TO THE INDEX CLOSING LEVELS SET FORTH HEREIN, PROSPECTIVE INVESTORS SHOULD BE PARTICULARLY WARY OF PLACING UNDUE RELIANCE ON THE ANNUAL OR CUMULATIVE INDEX RESULTS.

ALTHOUGH THE INDEX SPONSOR WILL OBTAIN INFORMATION FOR INCLUSION IN OR FOR USE IN THE CALCULATION OF THE INDEX FROM SOURCE(S) WHICH THE INDEX SPONSOR CONSIDERS RELIABLE, THE INDEX SPONSOR WILL NOT INDEPENDENTLY VERIFY SUCH INFORMATION AND DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE INDEX OR ANY DATA INCLUDED THEREIN. THE INDEX SPONSOR WILL NOT BE LIABLE (WHETHER IN NEGLIGENCE OR OTHERWISE) TO ANY PERSON FOR ANY ERROR IN THE INDEX AND THE INDEX SPONSOR IS UNDER NO OBLIGATION TO ADVISE ANY PERSON OF ANY ERROR THEREIN.

UNLESS OTHERWISE SPECIFIED, NO TRANSACTION RELATING TO THE INDEX IS SPONSORED, ENDORSED, SOLD OR PROMOTED BY THE INDEX SPONSOR AND THE INDEX SPONSOR MAKES NO EXPRESS OR IMPLIED REPRESENTATIONS OR WARRANTIES AS TO (A) THE ADVISABILITY OF PURCHASING OR ASSUMING ANY RISK IN CONNECTION WITH ANY SUCH TRANSACTION, (B) THE LEVELS AT WHICH THE INDEX STANDS AT ANY PARTICULAR TIME ON ANY PARTICULAR DATE, (C) THE RESULTS TO BE OBTAINED BY THE ISSUER OF ANY SECURITY OR ANY COUNTERPARTY OR ANY SUCH ISSUER’S SECURITY HOLDERS OR CUSTOMERS OR ANY SUCH COUNTERPARTY’S CUSTOMERS OR COUNTERPARTIES OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE INDEX OR ANY DATA INCLUDED THEREIN IN CONNECTION WITH ANY LICENSED RIGHTS OR FOR ANY OTHER USE, OR (D) ANY OTHER MATTER. THE INDEX SPONSOR MAKES NO EXPRESS OR IMPLIED REPRESENTATIONS OR WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE INDEX OR ANY DATA INCLUDED THEREIN.

WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL THE INDEX SPONSOR HAVE ANY LIABILITY (WHETHER IN NEGLIGENCE OR OTHERWISE) TO ANY PERSON FOR ANY DIRECT, INDIRECT, SPECIAL, PUNITIVE, CONSEQUENTIAL OR ANY OTHER DAMAGES (INCLUDING LOST PROFITS) EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

PERFORMANCE OF COMMODITY POOLS OPERATED BY

THE MANAGING OWNER AND ITS AFFILIATES

General

The performance information included herein is presented in accordance with CFTC regulations. The Fund differs materially in certain respects from the performance of the following pools which are included herein. The following sets forth summary performance information for all pools operated by the Managing Owner (other than the Fund) as of August 31, 2009.

The below pools, the performance of which are summarized herein, are materially different in certain respects from the Fund and the past performance summary of such pools are generally not representative of how the Fund might perform in the future. These pools also have material differences from the Fund, such as different investment objectives and strategies, leverage, employment of short in addition to long positions and fee structures, among other variations. The performance record of these pools may give some general indication of the Managing Owner’s capabilities by indicating the past performance of other pools sponsored by the Managing Owner.

All summary performance information is current as of August 31, 2009. Performance information is set forth, in accordance with CFTC Regulations since (i) September 18, 2006 (inception with respect to PowerShares DB G10 Currency Harvest Fund (DBV)), (ii) January 5, 2007 (inception with respect to each of PowerShares DB Energy Fund (DBE), PowerShares DB Oil Fund (DBO), PowerShares DB Precious Metals Fund (DBP), PowerShares DB Gold Fund (DGL), PowerShares DB Silver Fund (DBS), PowerShares DB Base Metals Fund (DBB), and PowerShares DB Agriculture Fund (DBA)) and (iii) February 20, 2007 (inception with respect to each of PowerShares DB US Dollar Index Bullish Fund (UUP) and PowerShares DB US Dollar Index Bearish Fund (UDN)). CFTC Regulations require inclusion of only performance information within the five most recent calendar years and year-to-date, or, if inception of the pool has been less than five years and year-to-date, then since inception.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS, AND MATERIAL DIFFERENCES EXIST AMONG THE FUND AND THE POOLS WHOSE PERFORMANCE ARE SUMMARIZED HEREIN.

INVESTORS SHOULD NOTE THAT INTEREST INCOME MAY CONSTITUTE A SIGNIFICANT PORTION OF A COMMODITY POOL’S INCOME AND, IN CERTAIN INSTANCES, MAY GENERATE PROFITS WHERE THERE HAVE BEEN REALIZED AND UNREALIZED LOSSES FROM COMMODITY TRADING.

PERFORMANCE OF POWERSHARES DB G10 CURRENCY HARVEST FUND (TICKER: DBV)

Name of Pool: PowerShares DB G10 Currency Harvest Fund

Type of Pool: Public, Exchange-Listed Commodity Pool

Inception of Trading: September 2006

Aggregate Gross Capital Subscriptions as of August 31, 2009: $791,280,776

Net Asset Value as of August 31, 2009: $352,628,696

Net Asset Value per Share as of August 31, 2009: $22.32

Worst Monthly Drawdown: (14.37)% October 2008

Worst Peak-to-Valley Drawdown: (36.85)% October 2007 – January 2009*

Monthly Rate of Return	2009(%)	2008(%)	2007(%)	2006(%)
January	(5.33)	(1.31)	1.01	—
February	3.09	(0.96)	0.65	—
March	7.62	(4.00)	2.47	—
April	0.39	4.28	2.27	—
May	2.72	1.34	2.14	—
June	1.66	(0.70)	3.09	—
July	2.56	(0.04)	(0.97)	—
August	1.36	(4.01)	(3.94)	—
September		(5.84)	2.79	(0.24)
October		(14.37)	3.10	1.92
November		(3.21)	(3.76)	(1.30)
December		(3.42)**	(2.67)***	2.99****
Compound Rate of Return	14.46% (8 months)	(28.78)%	5.96%	3.36% (3 1/2 months)
*	The Worst Peak-to-Valley Drawdown from October 2007 – January 2009 includes the effect of the $0.80 per Share distribution made to Shareholders of record as of December 19, 2007, and the effect of the $0.27 per Share distribution made to Shareholders of record as of December 17, 2008. Please see Footnotes ** and ***.
**	The December 2008 return of (3.42)% includes the $0.27 per Share distribution made to Shareholders of record as of December 17, 2008. Prior to the December 30, 2008 distribution, the pool’s return for December 2008 was (2.08)%.
***	The December 2007 return of (2.67)% includes the $0.80 per Share distribution made to Shareholders of record as of December 19, 2007. Prior to the December 28, 2007 distribution, the pool’s return for December 2007 was 0.14%.
****	The December 2006 return of 2.99% includes the $0.06 per Share distribution made to Shareholders of record as of December 20, 2006. Prior to the December 29, 2006 distribution, the pool’s return for December 2006 was 3.23%.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

See accompanying Footnotes to Performance Information on page 49.

PERFORMANCE OF POWERSHARES DB US DOLLAR INDEX BULLISH FUND (TICKER: UUP), A SERIES OF POWERSHARES DB US DOLLAR INDEX TRUST

Name of Pool: PowerShares DB US Dollar Index Bullish Fund

Type of Pool: Public, Exchange-Listed Commodity Pool

Inception of Trading: February 2007

Aggregate Gross Capital Subscriptions as of August 31, 2009: $1,387,126,651

Net Asset Value as of August 31, 2009: $353,355,538

Net Asset Value per Share as of August 31, 2009: $23.25

Worst Monthly Drawdown: (6.89)% December 2008

Worst Peak-to-Valley Drawdown: (12.43)% November 2008 – Aug 2009*

Monthly Rate of Return	2009(%)	2008(%)	2007(%)
January	5.02	(1.47)	—
February	1.89	(1.84)	(0.32)
March	(3.06)	(2.48)	(0.32)
April	(1.29)	0.80	(1.29)
May	(6.16)	0.31	1.55
June	0.63	(0.62)	0.00
July	(2.43)	0.93	(0.92)
August	(0.30)	5.42	0.57
September		1.88	(3.31)
October		8.49	(1.17)
November		0.38	0.04
December		(6.89)**	0.04***
Compound Rate of Return	(5.95)% (8 months)	4.17%	(5.08)% (10 1/4 months)
*	The Worst Peak-to-Valley Drawdown from November 2008 – August 2009 includes the effect of the $0.17 per Share distribution made to Shareholders of record as of December 19, 2008. Please see Footnote ***.
**	The December 2008 return of (6.89)% includes the $0.17 per Share distribution made to Shareholders of record as of December 17, 2008. Prior to the December 30, 2008 distribution, the pool’s return for December 2008 was (6.25)%.
***	The December 2007 return of 0.04% includes the $0.20 per Share distribution made to Shareholders of record as of December 19, 2007. Prior to the December 28, 2007 distribution, the pool’s return for December 2007 was 0.76%.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

PERFORMANCE OF POWERSHARES DB US DOLLAR INDEX BEARISH FUND (TICKER: UDN), A SERIES OF POWERSHARES DB US DOLLAR INDEX TRUST

Name of Pool: PowerShares DB US Dollar Index Bearish Fund

Type of Pool: Public, Exchange-Listed Commodity Pool

Inception of Trading: February 2007

Aggregate Gross Capital Subscriptions as of August 31, 2009: $577,192,852

Net Asset Value as of August 31, 2009: $334,932,593

Net Asset Value per Share as of August 31, 2009: $27.45

Worst Monthly Drawdown: (8.37)% October 2008

Worst Peak-to-Valley Drawdown: (17.03)% March 2008 – February 2009*

Monthly Rate of Return	2009(%)	2008(%)	2007(%)
January	(4.70)	2.14	—
February	(1.92)	4.28	0.64
March	3.03	2.65	0.99
April	1.19	(0.68)	2.01
May	5.61	(0.27)	(0.73)
June	(0.63)	0.82	0.74
July	2.35	(0.71)	1.54
August	0.22	(5.30)	0.38
September		(1.99)	3.82
October		(8.37)	1.68
November		(0.48)	0.68
December		5.78**	(1.92)***
Compound Rate of Return	4.89% (8 months)	(2.94)%	10.16% (10 1/4 months)
*	The Worst Peak-to-Valley Drawdown from March 2008 – February 2009 includes the effect of the $0.15 per Share distribution made to Shareholders of record as of December 17, 2008. Please see Footnote **.
**	The December 2008 return of 5.78% includes the $0.15 per Share distribution made to Shareholders of record as of December 17, 2008. Prior to the December 30, 2008 distribution, the pool’s return for December 2008 was 6.39%.
***	The December 2007 return of (1.92)% includes the $0.40 per Share distribution made to Shareholders of record as of December 19, 2007. Prior to the December 28, 2007 distribution, the pool’s return for December 2007 was 0.39%.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

See accompanying Footnotes to Performance Information on page 49.

PERFORMANCE OF POWERSHARES DB ENERGY FUND (TICKER: DBE), A SERIES OF

POWERSHARES DB MULTI-SECTOR COMMODITY TRUST

Name of Pool: PowerShares DB Energy Fund

Type of Pool: Public, Exchange-Listed Commodity Pool

Inception of Trading: January 2007

Aggregate Gross Capital Subscriptions as of August 31, 2009: $452,674,180

Net Asset Value as of August 31, 2009: $288,139,627

Net Asset Value per Share as of August 31, 2009: $24.01

Worst Monthly Drawdown: (28.36)% October 2008

Worst Peak-to-Valley Drawdown: (66.18)% June 2008 – February 2009*

Monthly Rate of Return	2009(%)	2008(%)	2007(%)
January	(6.19)	(1.17)	0.08
February	(5.93)	10.62	5.80
March	5.71	1.35	5.33
April	(1.34)	10.21	0.86
May	22.99	14.95	(0.92)
June	3.14	10.15	3.41
July	2.26	(12.21)	2.26
August	(3.50)	(6.72)	(4.07)
September		(11.32)	7.78
October		(28.36)	12.90
November		(14.60)	(2.56)
December		(13.74)**	4.95***
Compound Rate of Return	15.21% (8 months)	(40.74)%	40.68%
*	The Worst Peak-to-Valley Drawdown from June 2008 – February 2009 includes the effect of the $0.44 per Share distribution made to Shareholders of record as of December 17, 2008. Please see Footnote **.
**	The December 2008 return of (13.74)% includes the $0.44 per Share distribution made to Shareholders of record as of December 17, 2008. Prior to the December 30, 2008 distribution, the pool’s return for December 2008 was (11.92)%.
***	The December 2007 return of 4.95% includes the $0.90 per Share distribution made to Shareholders of record as of December 19, 2007. Prior to the December 28, 2007 distribution, the pool’s return for December 2007 was 7.64%.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

PERFORMANCE OF POWERSHARES DB OIL FUND (TICKER: DBO), A SERIES OF

POWERSHARES DB MULTI-SECTOR COMMODITY TRUST

Name of Pool: PowerShares DB Oil Fund

Type of Pool: Public, Exchange-Listed Commodity Pool

Inception of Trading: January 2007

Aggregate Gross Capital Subscriptions as of August 31, 2009: $447,107,338

Net Asset Value as of August 31, 2009: $282,088,225

Net Asset Value per Share as of August 31, 2009: $25.19

Worst Monthly Drawdown: (29.20)% October 2008

Worst Peak-to-Valley Drawdown: (65.43)% June 2008 – February 2009*

Monthly Rate of Return	2009(%)	2008(%)	2007(%)
January	(5.87)	(3.00)	(2.08)
February	(4.30)	10.99	6.13
March	7.88	0.30	4.77
April	(1.12)	12.33	(2.20)
May	26.94	12.65	(2.48)
June	1.94	11.73	4.58
July	3.09	(11.24)	2.65
August	(3.12)	(5.82)	(4.20)
September		(12.79)	9.59
October		(29.20)	15.62
November		(15.73)	(2.39)
December		(11.79)**	4.85***
Compound Rate of Return	24.21% (8 months)	(41.42)%	38.48%
*	The Worst Peak-to-Valley Drawdown from June 2008 – February 2009 includes the effect of the $0.12 per Share distribution made to Shareholders of record as of December 17, 2008. Please see Footnote **.
**	The December 2008 return of (11.79)% includes the $0.12 per Share distribution made to Shareholders of record as of December 17, 2008. Prior to the December 30, 2008 distribution, the pool’s return for December 2008 was (11.27)%.
***	The December 2007 return of 4.85% includes the $1.28 per Share distribution made to Shareholders of record as of December 19, 2007. Prior to the December 28, 2007 distribution, the pool’s return for December 2007 was 7.93%.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

See accompanying Footnotes to Performance Information on page 49.

PERFORMANCE OF POWERSHARES DB PRECIOUS METALS FUND (TICKER: DBP), A SERIES OF

POWERSHARES DB MULTI-SECTOR COMMODITY TRUST

Name of Pool: PowerShares DB Precious Metals Fund

Type of Pool: Public, Exchange-Listed Commodity Pool

Inception of Trading: January 2007

Aggregate Gross Capital Subscriptions as of August 31, 2009: $235,769,486

Net Asset Value as of August 31, 2009: $158,342,178

Net Asset Value per Share as of August 31, 2009: $32.99

Worst Monthly Drawdown: (18.43)% October 2008

Worst Peak-to-Valley Drawdown: (31.88)% February 2008 – October 2008

Monthly Rate of Return	2009(%)	2008(%)	2007(%)
January	6.02	10.18	4.04
February	1.97	7.34	2.77
March	(1.84)	(7.24)	(1.87)
April	(3.99)	(5.36)	2.10
May	12.91	2.30	(2.43)
June	(7.08)	3.99	(3.14)
July	2.61	(0.88)	2.96
August	1.17	(12.05)	(0.77)
September		2.59	16.86
October		(18.43)	(5.36)
November		11.56	3.95
December		6.94*	4.04**
Compound Rate of Return	10.97% (8 months)	(3.88)%	23.72%
*	The December 2008 return of 6.94% includes the $0.27 per Share distribution made to Shareholders of record as of December 17, 2008. Prior to the December 30, 2008 distribution, the pool’s return for December 2008 was 7.91%.
**	The December 2007 return of 4.04% includes the $0.60 per Share distribution made to Shareholders of record as of December 19, 2007. Prior to the December 28, 2007 distribution, the pool’s return for December 2007 was 5.58%.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

PERFORMANCE OF POWERSHARES DB GOLD FUND (TICKER: DGL), A SERIES OF POWERSHARES DB MULTI-SECTOR COMMODITY TRUST

Name of Pool: PowerShares DB Gold Fund

Type of Pool: Public, Exchange-Listed Commodity Pool

Inception of Trading: January 2007

Aggregate Gross Capital Subscriptions as of August 31, 2009: $202,364,362

Net Asset Value as of August 31, 2009: $130,289,523

Net Asset Value per Share as of August 31, 2009: $34.29

Worst Monthly Drawdown: (18.06)% October 2008

Worst Peak-to-Valley Drawdown: (26.80)% February 2008 – October 2008

Monthly Rate of Return	2009(%)	2008(%)	2007(%)
January	4.85	9.67	3.44
February	1.48	5.14	2.44
March	(2.07)	(5.77)	(1.02)
April	(3.64)	(5.92)	2.86
May	9.53	2.54	(2.93)
June	(5.40)	4.17	(1.99)
July	2.69	(1.48)	2.61
August	(0.26)	(9.22)	0.68
September		5.49	9.81
October		(18.06)	6.01
November		13.29	(1.26)
December		6.66*	3.54**
Compound Rate of Return	6.56% (8 months)	2.00%	26.20%
*	The December 2008 return of 6.66% includes the $0.26 per Share distribution made to Shareholders of record as of December 17, 2008. Prior to the December 30, 2008 distribution, the pool’s return for December 2008 was 7.52%.
**	The December 2007 return of 3.54% includes the $0.81 per Share distribution made to Shareholders of record as of December 19, 2007. Prior to the December 28, 2007 distribution, the pool’s return for December 2007 was 5.84%.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

See accompanying Footnotes to Performance Information on page 49.

PERFORMANCE OF POWERSHARES DB SILVER FUND (TICKER: DBS), A SERIES OF POWERSHARES DB MULTI-SECTOR COMMODITY TRUST

Name of Pool: PowerShares DB Silver Fund

Type of Pool: Public, Exchange-Listed Commodity Pool

Inception of Trading: January 2007

Aggregate Gross Capital Subscriptions as of August 31, 2009: $133,769,046

Net Asset Value as of August 31, 2009: $63,962,865

Net Asset Value per Share as of August 31, 2009: $26.65

Worst Monthly Drawdown: (23.42)% August 2008

Worst Peak-to-Valley Drawdown: (51.35)% February 2008 – October 2008

Monthly Rate of Return	2009(%)	2008(%)	2007(%)
January	11.40	12.83	6.48
February	4.16	16.53	4.13
March	(0.89)	(12.95)	(4.91)
April	(5.23)	(4.05)	0.49
May	26.80	1.67	(0.26)
June	(13.00)	3.41	(7.80)
July	2.46	1.68	4.60
August	6.73	(23.42)	(6.71)
September		(10.23)	13.76
October		(20.75)	3.92
November		4.72	(2.92)
December		8.74*	2.02**
Compound Rate of Return	31.48% (8 months)	(27.16)%	11.32%
*	The December 2008 return of 8.74% includes the $0.22 per Share distribution made to Shareholders of record as of December 17, 2008. Prior to the December 30, 2008 distribution, the pool’s return for December 2008 was 9.92%.
**	The December 2007 return of 2.02% includes the $0.87 per Share distribution made to Shareholders of record as of December 19, 2007. Prior to the December 28, 2007 distribution, the pool’s return for December 2007 was 5.24%.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

PERFORMANCE OF POWERSHARES DB BASE METALS FUND (TICKER: DBB), A SERIES OF POWERSHARES DB MULTI-SECTOR COMMODITY TRUST

Name of Pool: PowerShares DB Base Metals Fund

Type of Pool: Public, Exchange-Listed Commodity Pool

Inception of Trading: January 2007

Aggregate Gross Capital Subscriptions as of August 31, 2009: $499,149,030

Net Asset Value as of August 31, 2009: $384,932,163

Net Asset Value per Share as of August 31, 2009: $18.51

Worst Monthly Drawdown: (27.29)% October 2008

Worst Peak-to-Valley Drawdown: (60.29)% July 2007 – January 2009*

Monthly Rate of Return	2009(%)	2008(%)	2007(%)
January	(7.37)	8.82	(5.84)
February	3.71	12.16	3.70
March	12.99	(5.59)	1.88
April	6.48	(0.87)	10.74
May	6.30	(4.54)	(2.40)
June	3.07	3.92	(1.19)
July	13.82	(4.21)	4.86
August	7.55	(6.74)	(7.61)
September		(11.14)	2.37
October		(27.29)	(2.43)
November		(6.46)	(5.95)
December		(11.29)**	(8.98)***
Compound Rate of Return	55.03% (8 months)	(45.73)%	(12.00)%
*	The Worst Peak-to-Valley Drawdown from July 2007 – January 2009 includes the effect of the $0.96 per Share distribution made to Shareholders of record as of December 19, 2007, and the effect of the $0.28 per Share distribution made to Shareholders of record as of December 17, 2008. Please see Footnotes ** and ***.
**	The December 2008 return of (11.29)% includes the $0.28 per Share distribution made to Shareholders of record as of December 17, 2008. Prior to the December 30, 2008 distribution, the pool’s return for December 2008 was (9.21)%.
***	The December 2007 return of (8.98)% includes the $0.96 per Share distribution made to Shareholders of record as of December 19, 2007. Prior to the December 28, 2007 distribution, the pool’s return for December 2007 was (5.01)%.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

See accompanying Footnotes to Performance Information on page 49.

PERFORMANCE OF POWERSHARES DB AGRICULTURE FUND (TICKER: DBA), A SERIES OF

POWERSHARES DB MULTI-SECTOR COMMODITY TRUST

Name of Pool: PowerShares DB Agriculture Fund

Type of Pool: Public, Exchange-Listed Commodity Pool

Inception of Trading: January 2007

Aggregate Gross Capital Subscriptions as of August 31, 2009: $4,909,831,036

Net Asset Value as of August 31, 2009: $2,422,564,759

Net Asset Value per Share as of August 31, 2009: $26.16

Worst Monthly Drawdown: (14.74)% September 2008

Worst Peak-to-Valley Drawdown: (43.49)% February 2008 – February 2009*

Monthly Rate of Return	2009(%)	2008(%)	2007(%)
January	(3.62)	12.47	3.44
February	(5.88)	12.90	3.91
March	3.74	(12.43)	(5.81)
April	2.58	0.27	(1.94)
May	11.50	(1.56)	5.84
June	(9.17)	13.41	(0.04)
July	(0.55)	(10.36)	(0.50)
August	3.69	(3.28)	2.07
September		(14.74)	10.20
October		(14.44)	(0.17)
November		(4.41)	4.94
December		5.10**	6.56***
Compound Rate of Return	0.81% (8 months)	(20.91)%	31.24%
*	The Worst Peak-to-Valley Drawdown from February 2008 – February 2009 includes the effect of the $0.45 per Share distribution made to Shareholders of record as of December 17, 2008. Please see Footnote**.
**	The December 2008 return of 5.10% includes the $0.45 per Share distribution made to Shareholders of record as of December 17, 2008. Prior to the December 30, 2008 distribution, the pool’s return for December 2008 was 6.93%.
***	The December 2007 return of 6.56% includes the $0.45 per Share distribution made to Shareholders of record as of December 19, 2007. Prior to the December 28, 2007 distribution, the pool’s return for December 2007 was 7.89%.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

See accompanying Footnotes to Performance Information.

Footnotes to Performance Information

1.        “Aggregate Gross Capital Subscriptions” is the aggregate of all amounts ever contributed to the relevant pool, including investors who subsequently redeemed their investments.

2.        “Net Asset Value” is the net asset value of each pool as of August 31, 2009.

3.        “Net Asset Value per Share” is the Net Asset Value of the relevant pool divided by the total number of Shares outstanding with respect to such pool as of August 31, 2009.

4.        “Worst Monthly Drawdown” is the largest single month loss sustained since inception of trading. “Drawdown” as used in this section of the Prospectus means losses experienced by the relevant pool over the specified period and is calculated on a rate of return basis, i.e., dividing net performance by beginning equity. “Drawdown” is measured on the basis of monthly returns only, and does not reflect intra-month figures. “Month” is the month of the Worst Monthly Drawdown.

5.        “Worst Peak-to-Valley Drawdown” is the largest percentage decline in the Net Asset Value per Share over the history of the relevant pool. This need not be a continuous decline, but can be a series of positive and negative returns where the negative returns are larger than the positive returns. “Worst Peak-to-Valley Drawdown” represents the greatest percentage decline from any month-end Net Asset Value per Share that occurs without such month-end Net Asset Value per Share being equaled or exceeded as of a subsequent month-end. For example, if the Net Asset Value per Share of a particular pool declined by $1 in each of January and February, increased by $1 in March and declined again by $2 in April, a “peak-to-valley drawdown” analysis conducted as of the end of April would consider that “drawdown” to be still continuing and to be $3 in amount, whereas if the Net Asset Value per Share had increased by $2 in March, the January-February drawdown would have ended as of the end of February at the $2 level.

6.        “Compound Rate of Return” is calculated by multiplying on a compound basis each of the monthly rates of return set forth in the respective charts above and not by adding or averaging such monthly rates of return. For periods of less than one year, the results are year-to-date.”

X.	The biographies of Hans Ephraimson and Alex Depetris set forth on page 59 of the Prospectus are hereby deleted and replaced, in their entirety, with the following:

“Hans Ephraimson joined Deutsche Bank AG in June 1986 and is a Managing Director in the North American Structured Sales and the DBX Group. Mr. Ephraimson has also been a Desk Head for foreign exchange in Deutsche Bank AG’s Institutional Clients Group for North America since January 1999. Mr. Ephraimson serves as a member of the Board of Managers and Chief Executive Officer of the Managing Owner. Mr. Ephraimson has been a principal and associated person of the Managing Owner since July 9, 2008 and June 5, 2009, respectively, and a member of the NFA since June 5, 2009. Mr. Ephraimson received his Bachelors of Science from Syracuse University in 1986 and an MBA from Columbia University in 1995.

Alex Depetris joined Deutsche Bank AG in June 2008 and serves as a Vice President in the DBX Group with responsibility for providing currency and commodity-based investor solutions to the DB sales force in the Americas. Mr. Depetris has been a principal and associated person of the Managing Owner since April 13, 2009 and June 17, 2009, respectively, and a member of the NFA since June 17, 2009. From December 2006 to May 2008, Mr. Depetris was an associate with the law firm of Arnold & Porter LLP in New York, and prior to that he was an associate with the law firm Sullivan & Worcester LLP in Boston, Massachusetts from September 2005 through November 2006. Mr. Depetris received his J.D. from Boston University School of Law in 2005 and his Bachelors of Science in Finance from University of Maryland, College Park in 2002.”

XI.	The “Treatment of Fund Income” sub-section of the “MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS – U.S. Shareholders” section set forth on pages 73 and 74 of Prospectus is hereby deleted and replaced, in its entirety, with the following:

“A partnership does not incur U.S. federal income tax liability. Instead, each partner of a partnership is required to take into account its share of items of income, gain, loss, deduction and other items of the partnership. Accordingly, each Shareholder will be required to include in income its allocable share of the Fund’s income, gain, loss, deduction and other items (which includes the Fund’s share of the Master Fund’s income, gain, loss, deduction and other items) for the Fund’s taxable year ending with or within its taxable year. In computing a partner’s U.S. federal income tax liability, such items must be included, regardless of whether cash distributions are made by the partnership. Thus, Shareholders may be required to take into account taxable income without a corresponding current receipt of cash if the Master Fund generates taxable income but does not make cash distributions in an amount equal to such taxable income, or if the Shareholder is not able to deduct, in whole or in part, such Shareholder’s allocable share of the Fund’s or the Master Fund’s expenses or capital losses. The Fund’s and the Master Fund’s taxable year will end on December 31 unless otherwise required by law. The Fund and the Master Fund will use the accrual method of accounting.

Shareholders will take into account their share of ordinary income realized by the Master Fund from accruals of interest on U.S. Treasury bills (“T-Bills”) held in the Master Fund’s portfolio. The Master Fund may hold T-Bills or other debt instruments with “acquisition discount” or “original issue discount”, in which case Shareholders would be required to include accrued amounts in taxable income on a current basis even though receipt of those amounts may occur in a subsequent year. The Master Fund may also acquire debt instruments with “market discount.” Upon disposition of such obligations, gain would generally be required to be treated as interest income to the extent of the market discount and Shareholders would be required to include as ordinary income their share of such market discount that accrued during the period the obligations were held by the Master Fund.

The Code generally applies a “mark-to-market” system of taxing unrealized gains and losses on, and otherwise provides for special rules of taxation with respect to, Section 1256 Contracts. A Section 1256 Contract includes certain regulated futures contracts. With the exception of futures on Aluminum, Copper Grade A and Zinc which are traded on the LME (discussed below), it is expected that the futures on the Index Commodities held by the Master Fund will constitute Section 1256 Contracts. Section 1256 Contracts held by the Master Fund at the end of a taxable year of the Master Fund will be treated for U.S. federal income tax purposes as if they were sold by the Master Fund at their fair market value on the last business day of the taxable year. The net gain or loss, if any, resulting from these deemed sales (known as “marking-to-market”), together with any gain or loss resulting from any actual sales of Section 1256 Contracts (or other termination of the Master Fund’s obligations under such contracts), must be taken into account by the Master Fund in computing its taxable income for the year. If a Section 1256 Contract held by the Master Fund at the end of a taxable year is sold in the following year, the amount of any gain or loss realized on the sale will be adjusted to reflect the gain or loss previously taken into account under the mark-to-market rules.

Capital gains and losses from Section 1256 Contracts generally are characterized as short-term capital gains or losses to the extent of 40% of the gains or losses and as long-term capital gains or losses to the extent of 60% of the gains or losses. Thus, Shareholders will generally take into account their pro rata share of the long-term capital gains and losses and short-term capital gains and losses from Section 1256 Contracts held by the Master Fund and taken into account by the Fund in computing its taxable income. If a non-corporate taxpayer incurs a net capital loss for a year, the portion of the loss, if any, which consists of a net loss on Section 1256 Contracts may, at the election of the taxpayer, be carried back three years. A loss carried back to a year by a non-corporate taxpayer may be deducted only to the extent (1) the loss does not exceed the net gain on Section 1256 Contracts for the year and (2) the allowance of the carryback does not increase or produce a net operating loss for the year.

The futures on Aluminum, Copper Grade A and Zinc held by the Master Fund which trade on the LME are not classified as Section 1256 Contracts, and thus are not subject to the special tax rules discussed above. Since such Aluminum, Copper Grade A and Zinc futures are not subject to the year end “mark-to-market” rules of Section 1256 described above, long-term or short-term capital gains and losses with respect to such Aluminum, Copper Grade A and Zinc futures will only be recognized by the Fund and the Master Fund when such futures positions are assigned or closed (by offset or otherwise). The applicable holding period for qualification for long-term capital gain or loss treatment for the Aluminum, Copper Grade A and Zinc futures held by the Fund and the Master Fund which are not Section 1256 Contracts is more than six months (rather than the more than one year holding period applicable to other capital assets).”